                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14a-6(e)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           TRIKON TECHNOLOGIES INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                NOT APPLICABLE
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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Notes:

                           TRIKON TECHNOLOGIES, INC.
                                 Ringland Way,
                         Newport, South Wales NP6 2TA
                                United Kingdom

                               ----------------

                   Notice of Annual Meeting of Shareholders
                          To Be Held on June 14, 1999

                               ----------------

  NOTICE IS HEREBY GIVEN that an Annual Meeting of Shareholders (the "Annual Meeting") of Trikon Technologies, Inc. (the "Company") will be held at the Michelangelo Hotel located at 152 West 51st Street, New York, New York 10019, on Monday, June 14, 1999, at 9:00 a.m., for the following purposes:

    1. For the holders of Common Stock to elect four directors of the Board of Directors to serve until the next annual meeting of shareholders and until their successors have been elected and qualified. The nominees for election by holders of Common Stock are Christopher D. Dobson, Nigel Wheeler, Richard M. Conn and Lawrence D. Lenihan, Jr.

    2. For the holders of Series H Preferred Stock to elect one director of the Board of Directors to serve until the next annual meeting of shareholders and until his successor has been elected and qualified. The nominee for election by the holders of Series H Preferred Stock is Stephen
  N. Wertheimer.

    3. To approve an amendment to the Company's Seventh Restated Articles of Incorporation to effectuate a one-for-ten reverse stock split of all outstanding shares of Common Stock.

    4. To approve an amendment to the Company's 1991 Stock Option Plan to (i) increase the number of shares of Common Stock that may be issued under such Plan from 8,870,000 to 10,500,000 shares (without giving effect to the proposed reverse stock split in Proposal 3) and (ii) increase the limit on the maximum number of shares for which any one participant may be granted stock options per calendar year to 2,100,000 shares of Common Stock (without giving effect to the proposed reverse stock split in Proposal 3).

    5. To ratify the selection of Ernst & Young as the Company's independent public accountants for the fiscal year ending December 31, 1999.

    6. To act upon such other matters as may properly come before the Annual Meeting or any adjournments or postponements thereof.

  The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. The record date for determining those shareholders who will be entitled to notice of, and to vote at, the Annual Meeting and at any adjournment thereof is May 11, 1999. The stock transfer books will not be closed between the record date and the date of the meeting. A list of shareholders entitled to vote at the Annual Meeting will be available for inspection at the offices of the Company.

  Whether or not you plan to attend the Annual Meeting in person, please complete, date, sign, and return the enclosed proxy promptly in the accompanying reply envelope. Your proxy may be revoked at any time prior to the Annual Meeting. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the Annual Meeting.

                                          By Order of the Board of Directors

                                          Jeremy Linnert
                                          Secretary

Newport, South Wales, United Kingdom
May   , 1999

                            YOUR VOTE IS IMPORTANT.

 IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN, AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED REPLY ENVELOPE (TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES).

                           TRIKON TECHNOLOGIES, INC.
                                 Ringland Way,
                         Newport, South Wales NP6 2TA
                                United Kingdom

                                --------------

                                PROXY STATEMENT
                                      FOR
                        ANNUAL MEETING OF SHAREHOLDERS
                          To Be Held on June 14, 1999

                                --------------

  These proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors (the "Board of Directors") of Trikon Technologies, Inc., a California corporation (the "Company"), for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at 9:00 a.m. on Monday, June 14, 1999, at the Michelangelo Hotel located at 152 West 51st Street, New York, New York 10019 and at any adjournment or postponement of the
Annual Meeting. These proxy materials were first mailed on or about May   ,
1999, to all shareholders entitled to vote at the Annual Meeting.

                              PURPOSE OF MEETING

  The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Shareholders. Each proposal is described in more detail in this Proxy Statement.

                        VOTING RIGHTS AND SOLICITATION

Voting

  The Company's common stock, no par value per share (the "Common Stock"), and series H preferred stock, no par value per share (the "Series H Preferred Stock"), are the only classes of securities entitled to vote at the Annual Meeting. The Company's Series H Preferred Stock is only entitled to vote on Proposal 2. The Company's Common Stock is not entitled to vote on Proposal 2. On May 11, 1999, the record date for determination of shareholders entitled to
vote at the Annual Meeting, there were             shares of Common Stock and
           shares of Series H Preferred Stock outstanding. Each shareholder of record on May 11, 1999, is entitled to one vote for each share of Common Stock and one vote for each share of Series H Preferred Stock held on such date.

  A majority of the shares of Common Stock, represented in person or by proxy, shall constitute a quorum for the transaction of business other than for Proposal 2. A majority of the shares of Series H Preferred Stock, represented in person or by proxy, shall constitute a quorum for the election of the director to be elected by the holders of Series H Preferred Stock as set forth in Proposal 2. Abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum for the transaction of business. With respect to the election of directors by holders of Common Stock, the four nominees receiving the greatest number of affirmative votes will be elected. With respect to the election of a director by holders of Series H Preferred Stock, the nominee receiving the greatest number of affirmative votes will be elected. With respect to the approval of the amendment of the Company's Seventh Restated Articles of Incorporation (the "Restated Articles") to effectuate the one-for-ten reverse stock split (the "Reverse Split"), the affirmative vote of a majority of the Company's outstanding shares of Common Stock will constitute approval of such proposal. With respect to the ratification of the selection of Ernst & Young as the Company's independent public accountants for the fiscal year ended December 31, 1999 and the amendment to the Company's 1991 Stock Option Plan, amended and restated as of January 26, 1999 (the "Option Plan"), the affirmative vote of a majority of the shares of Common

Stock present or represented and voting at the Annual Meeting will constitute ratification of such proposals, provided that the shares voting affirmatively also constitute at least a majority of the required quorum. Accordingly, abstentions and broker non-votes can have the effect of preventing approval of the ratification of the selection of Ernst & Young as the Company's independent public accountants and the amendment to the Option Plan, if the number of affirmative votes, though a majority of the votes cast, does not constitute a majority of the required quorum.

  In the election of directors by holders of Common Stock, a shareholder may cumulate his votes for one or more nominees, but only if the names of nominees were placed in nomination prior to the voting and any shareholder has given notice at the meeting prior to the voting of his intention to so cumulate his votes. If any one shareholder has given such notice, all shareholders may cumulate their votes in such election of directors. If the voting for directors is conducted by cumulative voting, each share will be entitled to a number of votes equal to the number of directors to be elected, which votes may be cast for a single nominee or distributed among two or more nominees in such proportions as the shareholder or proxy deems fit.

Proxies

  Whether or not you are able to attend the Annual Meeting, you are urged to complete and return the appropriate enclosed proxy, which is solicited by the Board of Directors and which will be voted as you direct on your proxy when properly completed. In the event no directions are specified, such proxies will be voted FOR the approval of Proposals 1, 2, 3, 4 and 5 described in the accompanying Notice and Proxy Statement and in the discretion of the proxy holders as to other matters that may properly come before the Annual Meeting. You may revoke or change your proxy at any time before the Annual Meeting. To do this, send a written notice of revocation or another signed proxy with a later date to the Secretary of the Company at the Company's principal executive offices before the beginning of the Annual Meeting. You may also revoke your proxy by attending the Annual Meeting and voting in person.

  The Common Stock proxy is only to be used to vote shares of Common Stock. The Series H Preferred Stock proxy is only to be used to vote shares of Series H Preferred Stock. Holders of both Common Stock and Preferred Stock should complete both the Common Stock proxy, to vote their shares of Common Stock, and the Series H Preferred Stock proxy, to vote their shares of Series H Preferred Stock.

Solicitation of Proxies

  The Company will bear the entire cost of solicitation, including the preparation, assembly, printing, and mailing of this Proxy Statement, the proxies, and any additional solicitation material furnished to shareholders.

  Copies of solicitation material will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs of forwarding the solicitation material to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram, or other means by directors, officers, employees, or agents of the Company. No additional compensation will be paid to these individuals for any such services. Except as described above, the Company does not intend to solicit proxies other than by mail.

                MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

                                PROPOSAL NO. 1:

               ELECTION OF DIRECTORS BY HOLDERS OF COMMON STOCK

General

  The Certificate of Determination that establishes the rights, preferences and privileges of the Series H Preferred Stock provides that the holders of Series H Preferred Stock are entitled to elect one director if the Board of Directors is constituted of five or fewer members and two directors if the Board of Directors is constituted of more than five members. Under the Bylaws of the Company, the number of directors constituting the entire Board of Directors may be increased or decreased within the range of not less than five and not more than nine directors by majority action of the Board of Directors. The currently authorized number of directors is five. As a result, four directors will be elected at this meeting by holders of Common Stock and one director will be elected by the holders of Series H Preferred Stock.

  At the Annual Meeting, the Company is nominating four candidates for election to the Board of Directors by holders of Common Stock. Unless otherwise instructed, the proxy holders will vote the proxies received from holders of Common Stock by them for the four nominees listed herein. In the event that any nominee of the Company is unable or declines to accept nomination for election, the proxies will be voted for any nominee who shall be recommended by the present Board of Directors. Management has no present knowledge that any of the persons named will be unavailable or unwilling to serve. The terms of office for each person elected as a director will continue until the next annual meeting of shareholders and until such director's successor has been elected and qualified.

  The four nominees who receive the greatest number of affirmative votes of shares of Common Stock shall become directors. Upon the request of any person entitled to vote for directors to be elected by the holders of Common Stock prior to the voting, each holder of Common Stock voting in the election of directors may cumulate such holder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares of Common Stock held by such holder, or distribute his votes on the same principle among as many candidates as he may select. However, no shareholder shall be entitled to cumulate votes for any candidate unless, pursuant to the Bylaws of the Company, the candidate's name has been placed in nomination prior to the voting.

  To the knowledge of the Company, no arrangement or understanding exists between any of such four nominees and any other person or persons pursuant to which any nominee was or is to be selected as a director or nominee. None of the nominees has any family relationship to any other nominee or to any executive officer of the Company.

Recommendation of The Board of Directors

  The Board of Directors recommends a vote FOR the nominees listed below for election by the holders of Common Stock.

  Christopher D. Dobson joined the Company's Board of Directors as Chairman in November 1996 upon the Company's acquisition of Electrotech Limited and Electrotech Equipments Limited (together, "Electrotech"). From December 1997 to June 1998, Mr. Dobson was Chief Executive Officer of the Company. Mr. Dobson was appointed Chief Scientific Officer in May 1998. Mr. Dobson was a co-founder of Electrotech and was the Chairman of Electrotech's board of directors from 1971 to November 1996.

  Nigel Wheeler joined the Company as a director and the President and Chief Operating Officer in November 1996 upon the Company's acquisition of Electrotech. In October 1998, Mr. Wheeler was appointed Chief Executive Officer. From July 1993 to November 1996, Mr. Wheeler served as Electrotech's Chief Executive Officer. From July 1986 to July 1993, Mr. Wheeler was the General Operations Director of Electrotech and had served in other capacities with Electrotech since 1980.

  Richard M. Conn was first elected as a director of the Company in January 1998. Mr. Conn formed Business Development Consulting in early 1997 and serves as a consultant in the semiconductor equipment industry. Prior to forming Business Development Consulting, Mr. Conn was a Vice President of Sales at KLA Instruments Corp. from 1984 until 1996. During his tenure at KLA Instruments Corp., Mr. Conn was a member of the boards of directors of KLA Instruments Corp.'s subsidiaries in the United Kingdom, France and Germany. Mr. Conn has held several other positions in the semiconductor industry at companies that include Eaton Semiconductor Equipment, Applied Materials UK and ITT Semiconductors.

  Lawrence D. Lenihan, Jr. was appointed to the Board of Directors in June 1998. Mr. Lenihan has been a Fund Manager for Pequot Capital Management, Inc. since January 1999, and has been a managing member of the general partner of Pequot Private Equity Fund, L.P. since February 1997. He is also a principal at Dawson-Samberg Capital Management, Inc. From August 1993 to October 1996, Mr. Lenihan was a principal at Broadview Associates, LLC. He currently serves as a Director of Direc-To-Phone, Digital Generation Systems, Inc., STM Wireless and Memotec Communications, Inc.

                                PROPOSAL NO. 2:

         ELECTION OF A DIRECTOR BY HOLDERS OF SERIES H PREFERRED STOCK

General

  The Certificate of Determination that establishes the rights, preferences and privileges of the Series H Preferred Stock provides that the holders of Series H Preferred Stock are entitled to elect one director if the Board of Directors is constituted of five or fewer members and two directors if the Board of Directors is constituted of more than five members. Under the Bylaws of the Company, the number of directors constituting the entire Board of Directors may be increased or decreased within the range of not less than five and not more than nine directors by majority action of the Board of Directors. The currently authorized number of directors is five. As a result, four directors will be elected at this meeting by holders of Common Stock and one director will be elected by holders of Series H Preferred Stock.

  At the Annual Meeting, the Company is nominating one candidate for election to the Board of Directors by holders of Series H Preferred Stock. Unless otherwise instructed, the proxy holders will vote the proxies received from holders of Series H Preferred Stock by them for the nominee listed herein. In the event that any nominee of the Company is unable or declines to accept nomination for election, the proxies will be voted for any nominee who shall be recommended by the present Board of Directors. Management has no present knowledge that the person named will be unavailable or unwilling to serve. The terms of office for each person elected as a director will continue until the next annual meeting of shareholders and until such director's successor has been elected and qualified. The nominee who receives the greatest number of affirmative votes of shares of Series H Preferred Stock shall become a director.

  Pursuant to a management agreement (the "Management Agreement") between the Company and B III Capital Partners, L.P. ("B III"), entered into on April 24, 1998, the Company granted B III, among other rights, the right to nominate one member of the Board of Directors of the Company. Stephen N. Wertheimer has been nominated for election as a director by B III pursuant to the Management Agreement. To the knowledge of the Company, no arrangement or understanding exists between any nominee for the director to be elected by the holders of Series H Preferred Stock and any other person or persons pursuant to which the nominee was or is to be selected as a director or nominee. The nominee does not have any family relationship to any other nominee or to any executive officer of the Company.

Recommendation of the Board of Directors

  The Board of Directors recommends a vote FOR the nominee listed below for election by the holders of Series H Preferred Stock.

  Stephen N. Wertheimer was appointed to the Board of Directors in June 1998. He has been a Managing Director of Credit Research and Trading LLC since 1996. He was the President and founder of Water Capital Corp. from 1991 to 1996. From 1988 to 1991, he was a Managing Director for PaineWebber Incorporated. Mr. Wertheimer is also Chairman of Advanced Mining Systems, Inc. and currently serves as a director of El Paso Electric Company and Greenwich Fine Arts, Inc.

Information Concerning Nominees and Incumbent Directors

                                   Positions and Offices Held with the
 Nominees                      Age Company
 --------                      --- -----------------------------------
 Richard M. Conn(1)(2).......  54  Director
                                   Director, Chairman of the Board and Chief
 Christopher D. Dobson.......  62  Scientific Officer
                                   Director, President and Chief Executive
 Nigel Wheeler...............  49  Officer
 Lawrence D. Lenihan,
  Jr.(1)(2)..................  34  Director
 Stephen N.
  Wertheimer(1)(2)...........  48  Director

--------
(1)Member of Audit Committee
(2)Member of Compensation Committee

Board Committees and Meetings

  During the fiscal year ended December 31, 1998, the Board of Directors held thirteen (13) meetings. During this period, each of the incumbent directors attended or participated in more than 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all Committees of the Board on which each such director served.

Committees of the Board of Directors

  The Board of Directors has an Audit Committee and a Compensation Committee. The Audit Committee reviews the results and scope of the audit and other services provided by the Company's independent auditors, reviews and evaluates the Company's internal control functions, and monitors transactions between the Company and its employees, officers and directors. The Audit Committee held no meetings during the year ended December 31, 1998. The Compensation Committee administers the Company's stock option plan and designates compensation levels for officers and directors of the Company. The Compensation Committee held one (1) meeting during the year ended December 31, 1998.

                                PROPOSAL NO. 3:

      APPROVAL OF AMENDMENT TO SEVENTH RESTATED ARTICLES OF INCORPORATION
                  TO EFFECT A ONE-FOR-TEN REVERSE STOCK SPLIT

General

  The Board of Directors of the Company has unanimously approved (subject to shareholder approval), and is hereby soliciting shareholder approval of, an amendment to the Company's Restated Articles, substantially in the form of Exhibit A attached to this Proxy Statement (the "Reverse Split Articles Amendment"), and incorporated herein by reference, effecting the Reverse Split with respect to all issued and outstanding shares of Common Stock; however, such text is subject to change as may be required by the Secretary of State of the State of California (the "California Secretary of State"). If the Reverse Split Articles Amendment is approved by the Company's shareholders, as a result of the Reverse Split, every ten shares of existing Common Stock outstanding ("Old Common Stock") as of the time of filing of the Reverse Split Articles Amendment with the California Secretary of State (the "Effective Date") will automatically convert into one new share of Common Stock ("New Common Stock").

  In order to effect the Reverse Split, the shareholders are being asked to approve the Reverse Split Articles Amendment. The Board of Directors approved the Reverse Split at the meeting of the Board of Directors on April 26, 1999, subject to shareholder approval. The Board of Directors believes that the Reverse Split is in the best interests of both the Company and the shareholders. If the Reverse Split is approved by the shareholders, the Board of Directors shall determine, in its sole discretion, when to file the Reverse Split Articles Amendment, if at all. The Board of Directors reserves the right, notwithstanding shareholder approval and without further action by the shareholders, to decide not to proceed with the Reverse Split if at any time prior to its effectiveness it determines, in its sole discretion, that the Reverse Split is no longer in the best interests of the Company and its shareholders.

  The approval of the Reverse Split Articles Amendment requires the affirmative vote of a majority of the Company's outstanding shares of Common Stock. The failure of the shareholders to approve the Reverse Split Articles Amendment will not affect any other proposals of this Proxy Statement.

Purposes and Reasons for the Reverse Split

  The Board of Directors believes that the Reverse Split is desirable to the Company and its shareholders. The principal reasons for the Reverse Split are to have a positive effect on the price and marketability of existing shares and to attempt to enhance investor interest in the Common Stock.

  The Board of Directors also believes that the current low per share price of the Common Stock as reported on the OTC Bulleting Board has had a negative effect on the price and marketability of existing shares, the amount and percentage (relative to share price) of transaction costs paid by individual shareholders and the potential ability of the Company to raise capital by issuing additional shares or to undertake merger or acquisition transactions. Reasons for these effects include internal policies and practices of certain institutional investors which prevent or tend to discourage the purchase of low-priced stocks, the fact that many brokerage houses do not permit low-priced stocks to be used as collateral for margin accounts or to be purchased on margin and a variety of brokerage house policies and practices which tend to discourage individual brokers within those firms from dealing in low-priced stocks.

  In addition, since brokers' commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher priced stocks, the current share price of the Common Stock can result in individual shareholders paying transaction costs which are a higher percentage of the share price than would be the case if the share price were substantially higher. The Board of Directors believes that the Reverse Split, and the expected increase in price levels as a result, may enhance investor interest in the Common Stock. There is, however, no assurance that any of the foregoing effects will occur.

  WHILE THE BOARD OF DIRECTORS BELIEVES THAT THE SHARES OF COMMON STOCK WILL TRADE AT HIGHER PRICES THAN THOSE WHICH HAVE PREVAILED IN RECENT MONTHS, THERE IS NO ASSURANCE THAT SUCH INCREASE IN THE TRADING PRICE WILL OCCUR OR, IF IT DOES OCCUR, THAT IT WILL EQUAL OR EXCEED THE DIRECT ARITHMETICAL RESULT OF THE REVERSE SPLIT SINCE THERE ARE NUMEROUS FACTORS AND CONTINGENCIES WHICH COULD AFFECT SUCH PRICE.

Effects of the Reverse Split

  If effected, the Reverse Split would reduce the number of outstanding shares
of Old Common Stock from          as of May 11, 1999 to approximately
          shares of New Common Stock as of the Effective Date. (The foregoing
assumes no issuances of Common Stock between May   , 1999 and the Effective
Date.) The Reverse Split itself would have no effect on the number of authorized shares of Common Stock or the par value of the Common Stock.

  The Reverse Split will effect a reduction in the number of shares of Common Stock available under the Option Plan in proportion to the exchange ratio of the Reverse Split. The number of shares of Common Stock currently authorized under the Option Plan and the 1998 Directors Stock Option Plan (the "Directors Plan") is 10,500,000 (subject to shareholder approval of Proposal No. 4) and 500,000, respectively (each without giving effect to the proposed Reverse Split). If the shareholders approve the Reverse Split, the amendments to the Option Plan and the Directors Plan, the Reverse Split would effect a reduction in the numbers of shares of Common Stock available under the Option Plan and the Directors Plan from 10,500,000 to approximately 1,050,000 and from 500,000 to 50,000, respectively. The Company also had outstanding certain stock options and warrants to purchase shares of the Company's Common Stock. Under the terms of the outstanding options and warrants, the Reverse Split will effect a reduction in the number of shares of Common Stock issuable upon exercise of such stock options and warrants in proportion to the exchange ratio of the Reverse Split and will effect a proportionate increase in the exercise price of such outstanding stock options and warrants. In connection with the Reverse Split, the number of shares of Common Stock issuable upon exercise of outstanding stock options and warrants will be rounded to the nearest whole share and no cash payment will be made in respect of such rounding. The Reverse Split would not affect any shareholder's proportionate equity interest in the Company except for those shareholders who would receive an additional share of Common Stock in lieu of fractional shares. None of the rights currently accruing to holders of the Company's Common Stock, or options or warrants to purchase Common Stock, will be affected by the Reverse Split.

  The Reverse Split will result in some shareholders holding odd lots of the Company's Common Stock (blocks of less than 100 shares). Because brokers typically charge a higher commission to complete trades in odd lots of securities, the transaction costs may increase for those shareholders who will hold odd lots after the Reverse Split.

  Although the Board of Directors believes as of the date of this Proxy Statement that the Reverse Split is advisable, the Reverse Split may be abandoned by the Board of Directors at any time before, during or after the Annual Meeting and prior to the Effective Date. In addition, the Board of Directors may make any and all changes to the Reverse Split Articles Amendment that it deems necessary in order to file the Reverse Split Articles Amendment with the California Secretary of State and give effect to the Reverse Split.

Mechanics of Reverse Split

  If the Reverse Split is approved by the requisite vote of the Company's shareholders, the Company will file the Reverse Split Articles Amendment as soon as practicable thereafter, and the Reverse Split will be effective on the date of such filing, unless abandoned by the Board of Directors as described above. Upon filing of the Reverse Split Articles Amendment, every ten issued and outstanding shares of Old Common Stock will, effective upon such filing, be automatically and without any action on the part of the shareholders converted into and reconstituted as one share of New Common Stock.

  As soon as practical after the Effective Date, the Company will forward, or cause to be forwarded, a letter of transmittal to each holder of record of shares of Old Common Stock outstanding as of the Effective Date. The letter of transmittal will set forth instructions for the surrender of certificates representing shares of Old Common Stock to the Company's transfer agent in exchange for certificates representing the number of whole shares of New Common Stock into which the shares of Old Common Stock have been converted as a result of the Reverse Split. CERTIFICATES SHOULD NOT BE SENT TO THE COMPANY OR THE TRANSFER AGENT PRIOR TO RECEIPT OF SUCH LETTER OF TRANSMITTAL FROM THE COMPANY.

  Until a shareholder forwards a completed letter of transmittal together with certificates representing his, her or its shares of Old Common Stock to the transfer agent and receives a certificate representing shares of New Common Stock, such shareholder's Old Common Stock shall be deemed equal to the number of whole shares of New Common Stock to which each shareholder is entitled as a result of the Reverse Split.

  No scrip or fractional certificates will be issued in the Reverse Split. Instead, the Company will issue one additional share of New Common Stock to each affected shareholder at no cost to the shareholder. The ownership of a fractional interest will not give the holder thereof any voting, dividend or other rights except the right to receive an additional share therefor as described herein. The number of shares of New Common Stock to be issued in connection with settling such fractional interests is not expected to be material.

Federal Income Tax Consequences of the Reverse Split

  The following is a summary of the material anticipated federal income tax consequences of the Reverse Split to shareholders of the Company. This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Department Regulations (the "Regulations") issued pursuant thereto, and published rulings and court decisions in effect as of the date hereof, all of which are subject to change. This summary does not take into account possible changes in such laws or interpretations, including amendments to the Code, applicable statutes, Regulations and proposed Regulations or changes in judicial or administrative rulings; some of which may have retroactive effect. No assurance can be given that any such changes will not adversely affect the discussion of this summary.

  This summary is provided for general information only and does not purport to address all aspects of the possible federal income tax consequences of the Reverse Split and IS NOT INTENDED AS TAX ADVICE TO ANY PERSON OR ENTITY. In particular, and without limiting the foregoing, this summary does not consider the federal income tax consequences to shareholders of the Company in light of their individual investment circumstances or to holders subject to special treatment under the federal income tax laws (for example, tax exempt entities, life insurance companies, regulated investment companies and foreign taxpayers). In addition, this summary does not address any consequences of the Reverse Split under any state, local or foreign tax laws.

  No ruling from the Internal Revenue Service ("Service") or opinion of counsel will be obtained regarding the federal income tax consequences to the shareholders of the Company as a result of the Reverse Split. ACCORDINGLY, EACH SHAREHOLDER IS ENCOURAGED TO CONSULT HIS, HER OR ITS TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES OF THE PROPOSED TRANSACTION TO SUCH SHAREHOLDER, INCLUDING THE APPLICATION AND EFFECT OF FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS.

  The Company believes that the Reverse Split will qualify as a "recapitalization" under Section 368(a)(1)(E) of the Code. As a result, no gain or loss will be recognized by the Company or its shareholders in connection with the Reverse Split. A shareholder of the Company who exchanges his, her or its Old Common Stock solely for New Common Stock will recognize no gain or loss for federal income tax purposes. A shareholder's aggregate tax basis in his, her or its shares of New Common Stock received from the Company will be the same as his, her or its aggregate tax basis in the Old Common Stock exchanged therefor. The holding period of the New Common Stock received by such shareholder will include the period during which the Old Common Stock surrendered in exchange therefor was held, provided all such Common Stock was held as a capital asset on the date of the exchange.

Recommendation of Board of Directors

  The Board of Directors recommends a vote FOR the above proposal.

                                PROPOSAL NO. 4:

             APPROVAL OF AMENDMENTS TO THE 1991 STOCK OPTION PLAN

  The Company's shareholders are being asked to approve an amendment to the Company's Option Plan that will (i) increase the number of shares of Common Stock reserved for issuance under the Option Plan by 1,630,000 shares, from 8,870,000 shares to 10,500,000 shares (without giving effect to the Reverse Stock Split) and (ii) increase the limit on the maximum number of shares for which any one participant may be granted stock options under the Plan to 2,100,000 shares (without giving effect to the reverse stock split) per calendar year. Prior to such amendment, the limit was set at 500,000 shares per calendar year, except that such limit was increased to 2,000,000 shares for the calendar year in which the participant first commenced employment or service with the Company.

  The amendments to the Option Plan that are the subject of this Proposal were approved by the Board of Directors at a meeting on April 26, 1999 and are subject to shareholder approval at the Annual Meeting. The purpose of the amendments are to provide the Company with greater flexibility in structuring equity incentive awards for senior management while continuing to assure that any compensation deemed paid to the Company's executive officers in connection with their stock options under the Option Plan or their disposition of the purchased shares will qualify as tax-deductible performance-based compensation under the federal tax laws. Such performance-based compensation will not be subject to the $1 million limitation per covered individual on the tax deductibility of compensation paid to certain executive officers of the Company.

  The Option Plan became effective upon adoption by the Board of Directors on December 11, 1990, and was originally entitled the Nonqualified Stock Option Plan. The Option Plan was amended and restated by the Board of Directors in 1995, and was subsequently approved by the shareholders during the same year. In October 1996, in connection with the acquisition of Electrotech Limited, a United Kingdom Company, the Board of Directors adopted the Share Option Scheme (the "U.K. Plan") as a separate subplan within the Option Plan to be used for option grants to employees resident in the United Kingdom. The Option Plan was amended and restated by the Board of Directors on July 19, 1998, and subsequently approved by the shareholders on July 28, 1998. The Board of Directors further amended and restated the Option Plan on January 26, 1999. The share reserve under the Option Plan is available for issuance pursuant to options granted under either the Option Plan or the U.K. Plan incorporated therein. Options granted under the U.K. Plan have terms similar to the option grants made under the Option Plan, except for certain differences required to satisfy the applicable tax and corporate law requirements in effect in the United Kingdom.

  The following is a summary of the principal features of the Option Plan as most recently amended, and the primary differences between the U.K. Plan and the Option Plan. The summary, however, does not purport to be a complete description of all the provisions of either plan. Any shareholder of the Company who wishes to obtain a copy of the actual plan documents may do so upon written request to the Corporate Secretary at the Company's principal executive offices in South Wales, United Kingdom.

  None of the share numbers or other information in this Proposal reflect the Reverse Split proposed in Proposal 3.

Administration

  The Option Plan may be administered by Board of Directors or a committee of the Board of Directors. Currently, the Option Plan is administered by the Compensation Committee of the Board of Directors. The entity responsible for administering the Plan will be referred in this Proposal as the Plan Administrator.

Eligibility

  Employees, non-employee Board members, and independent consultants and advisers in the service of the Company or its subsidiaries are eligible to receive options to purchase shares of Common Stock under the Option Plan.

  As of May 3, 1999, a total of approximately four (4) executive officers, 245 other employees, and three (3) non-employee Board members were eligible to participate in the Option Plan.

Share Reserve

  A total of 10,500,000 shares of Common Stock has been reserved for issuance in the aggregate under the Option Plan and the U.K. Plan provided the shareholders approve the 1,630,000 share increase that forms part of this Proposal.

  In no event may any one participant in the Option Plan be granted stock options for more than 2,100,000 shares per calendar year, effective with the 1999 calendar year. Shareholder approval of this Proposal will accordingly constitute approval of such share limitation for purposes of Internal Revenue Code Section 162(m).

  To the extent an outstanding option under the Option Plan expires or terminates for any reason prior to exercise in full, the shares subject to the portion of the option not so exercised will be available for subsequent option grants under the Option Plan.

  Should any change be made to the Common Stock issuable under the Option Plan, whether by reorganization, merger, consolidation, recapitalization, reclassification, stock split, stock dividend or similar capital adjustment, appropriate adjustments will be made to (i) the maximum number of shares of Common Stock issuable under the Option Plan, (ii) the maximum number of shares for which any one person may be granted stock options under the Option Plan per calendar year, and (iii) the number, price and kind of securities subject to any outstanding options under the Option Plan.

Valuation

  The fair market value per share of Common Stock on any relevant date under the Option Plan will be the closing selling price per share on the date immediately prior to the date in question on the OTC Bulletin Board. On May 3, 1999, the closing selling price per share was $0.1719.

Option Grants

  Options must be granted with an exercise price per share not less than the fair market value per share of Common Stock on the grant date. No granted option may have a term in excess of ten years. Options granted under the Plan will generally become exercisable in four (4) successive equal annual installments upon the optionee's completion of each year of service over the four (4)-year period measured from the grant date. The Board of Directors may not impose a vesting schedule upon granted options which is more restrictive than twenty percent (20%) per year vesting, with the initial vesting to occur not later than one (1) year after the date of grant of the option. However, such limitation shall not be applicable to any option granted to individuals who are officers of the Company, directors or independent consultants.

  Upon termination of employment, the optionee will have a limited period of time in which to exercise his or her outstanding options to the extent those options are exercisable for one or more option shares at the time of such termination of employment. The Plan Administrator will have discretion to extend the period following the optionee's cessation of service during which his or her outstanding options may be exercised and/or accelerate the exercisability of those options in whole or in part.

  The Plan Administrator will have the authority to effect the cancellation of outstanding options under the Option Plan that have exercise prices in excess of the then current market price of Common Stock and to issue replacement options with an exercise price based on the market price of Common Stock at the time of the new grant.

  On February 6, 1998, the Plan Administrator implemented an option cancellation/regrant program for all employees of the Company, including the executive officers. Pursuant to the program, each such employee was given the opportunity to surrender the outstanding options granted to him or her under the Option Plan with an exercise price in excess of $1.4375 per share in return for a new option grant for the same number of shares but with an exercise price of $1.4375 per share, the fair market value per share of Common Stock on the February 6, 1998 grant date of the new option. Options for a total of 855,973 shares with a weighted average exercise price of $11.05 per share were surrendered for cancellation, and new options for the same number of shares were granted with the $1.4375 per share exercise price. Each new option vests in a series of four (4) successive equal annual installments, each with a vesting date six (6) months later than the corresponding vesting date under the cancelled option.

Shareholder Rights and Option Assignability

  An optionee will not have any shareholder rights pursuant to an outstanding option until a stock certificate is issued representing the shares purchased upon the exercise of such option.

  Options are generally not assignable or transferable other than by will or the laws of inheritance and, during the optionee's lifetime, the option may be exercised only by the optionee. However, the Plan Administrator may allow non-statutory options to be transferred or assigned during the optionee's lifetime to one or more members of the optionee's immediate family or to a trust established exclusively for more or more such family members.

Acceleration

  In the event of a dissolution, liquidation, reorganization, merger or consolidation of the Company "Corporate Transaction"), any options outstanding at such time will automatically accelerate immediately prior to the effective date of such transaction, so that each such option will become fully exercisable for all the shares at the time subject to that option and may be exercised for any or all of those shares as fully vested shares. However, outstanding options will not vest on such an accelerated basis to the extent those options are assumed by the surviving corporation in the transaction. Immediately following the effective date of the Corporate Transaction, all outstanding options will terminate unless assumed.

  The accelerated vesting of options in the event of a change in ownership or control of the Company may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of the Company.

Financial Reports

  Under the terms of the Option Plan, the Company shall deliver a balance sheet and an income statement at least annually to each individual holding an outstanding option, unless such individual is a key employee whose duties in connection with the Company assure such individual access to equivalent information.

Amendment and Termination

  The Board of Directors may amend or modify the Option Plan in any or all respects whatsoever, subject to any shareholder approval under applicable law or regulation. The Board of Directors may terminate the Option Plan at any time, and the Option Plan will in all events terminate on December 31, 2003.

Stock Awards

  The table below shows, as to each of the Company's executive officers named in the Summary Compensation Table and the various indicated individuals and groups, the number of shares of Common Stock subject to options granted under the Option Plan, the Directors Plan and the U.K. Plan between January 1, 1998, and May 3, 1999, together with the weighted average exercise price payable per share. The number of shares and weighted average exercise price calculations include all options granted or regranted during the indicated period at a lower exercise price per share pursuant to the February 6, 1998 cancellation/regrant program described above.

                              OPTION TRANSACTIONS

                                            Options Granted   Weighted Average
              Name and Title               (Number of Shares)  Exercise Price
              --------------               ------------------ ----------------
Christopher D. Dobson.....................           --               --
Thomas C. McKee...........................     1,874,477          $0.6250
Nigel Wheeler.............................     1,000,000           0.4656
Nicolas Carrington........................       306,300           0.3025
Jeremy Linnert............................       223,000           0.1903
Bernard Culverhouse.......................       221,000           0.1790
All executive officers as a group (6
 persons).................................     3,624,777           0.4998
Brian D. Jacobs, Director.................        10,833           1.4375
Richard M. Conn, Director.................        90,000           0.4957
Lawrence D. Lenihan, Jr., Director........        90,000            0.625
Stephen Wertheimer, Director..............        90,000           0.6092
All non-employee directors as a group (4
 persons).................................       280,833           0.7959
All employees, including current officers
 who are not executive officers, as a
 group (224 persons)......................     1,682,920           0.6294

  The number of shares for which options were granted on February 6, 1998 in cancellation of higher-priced options for the same number of shares originally granted during the period from January 1, 1998 to May 3, 1999 were as follows for each of the indicated individuals and groups: Mr. Dobson, no options were repriced; for Mr. McKee, no options were repriced; for Mr. Wheeler, options for 200,000 shares; for Mr. Carrington, options for 36,300 shares; for Mr. Linnert, options for 15,000 shares; for Mr. Culverhouse, options for 14,000 shares; for all executive officers as a group, options for 265,300 shares; for Mr. Jacobs, options for 10,833 shares; for Mr. Conn, no options were repriced; for Mr. Lenihan, no options were repriced; for Mr. Wertheimer, no options were repriced; for all non-employee directors as a group, options for 10,833 shares; and for all employees (other than executive officers) as a group, options for 383,654 shares. Mr. McKee resigned from the Company effective September 7, 1998. Mr. McKee did not exercise any of the above-mentioned options and all such options expired effective September 25, 1998.

  As of May 3, 1999, options for 3,523,200 shares were outstanding, 260,071 shares had been issued under the Option Plan, and 5,086,709 shares remained available for future option grant.

New Plan Benefits

  If the shareholders approve this Proposal, the Company will grant Nigel Wheeler a stock option to purchase 2,076,876 shares of Common Stock with an exercise price per share equal to the fair market value per share of Common Stock on the grant date. The option will have a maximum term of ten (10) years measured from such grant date subject to earlier termination upon his cessation of service and will become exercisable in four successive annual installments upon his completion of each year of service over the four-year period measured from his appointment as Chief Executive Officer on October 27, 1998.

Federal Income Tax Consequences

  Options granted under the Option Plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options which are not intended to satisfy such requirements. The Federal income tax treatment for the two types of options differs as follows:

  Incentive Stock Options. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of disposition.

  For Federal income tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. The optionee will make a qualifying disposition of the purchased shares if the sale or disposition is made more than two (2) years after the grant date of the option and more than one (1) year after the exercise date. If the optionee fails to satisfy either of these two holding periods prior to the sale or disposition, then a disqualifying disposition of the purchased shares will result.

  If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the date the option was exercised over (ii) the exercise price paid for such shares. In no other instance will the Company be allowed a deduction with respect to the optionee's disposition of the purchased shares. The Company anticipates that any compensation deemed paid by the Company upon one or more disqualifying dispositions of incentive stock option shares will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company.

  Non-statutory Options. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income in the year in which the option is exercised equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

  The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee in connection with the exercise of the non-statutory option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee. The Company anticipates that the compensation deemed paid by the Company upon the exercise of non-statutory options will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company.

Accounting Treatment

  Option grants to employees and members of the Board with an exercise price equal to the fair market value of the shares on the grant date will not result in any charge to the Company's earnings, but the Company must disclose, in pro-forma statements to the Company's financial statements, the impact the option grants would have upon the Company's reported earnings were the fair value of those options at the time of grant treated as compensation expense. In addition, the number of outstanding options may be a factor in determining the Company's earnings per share on a fully-diluted basis.

  The Financial Accounting Standards Board recently issued an exposure draft of a proposed interpretation of APB Opinion 25, "Accounting for Stock Issued to Employees." Under the proposed interpretation, option grants made to non-employee Board members or independent consultants after December 15, 1998 will result in a direct charge to the Company's reported earnings based upon the fair value of the option measured initially as of the grant date and then subsequently on the vesting date of each installment of the option shares. Accordingly, such charge will include the appreciation in the value of the option shares over the period between the grant date of the option (or, if later, the effective date of the final interpretation) and the vesting date of each installment of the option shares. In addition, if the proposed interpretation is adopted, any options which are repriced after December 15, 1998 will also trigger a direct charge to Company's reported earnings measured by the appreciation in the value of the underlying shares over the period between the grant date of the option (or, if later, the effective date of the final interpretation) and the date the option is exercised for those shares.

U.K. Plan

  The following is a summary of the major differences between the provisions of the U.K. Plan and those of the Option Plan:

  . Consultants and directors who are not required to devote more than 25 hours per week to the Company or its subsidiaries are not eligible to receive option grants under the U.K. Plan.

  . The aggregate market value of the shares of Common Stock purchasable under all outstanding options granted under the U.K. Plan and any other option plan of the Company to any one individual may not exceed 30,000 British pounds, with such value to be determined for each option at the time of the grant.

  . Options must be granted at an exercise price not less than the par value per share.

  . Options granted under the U.K. Plan are not transferable during the optionee's lifetime.

  . In the event of (i) certain changes in control of the Company resulting from a tender offer for the total outstanding securities of the Company or for all the shares of Common Stock, (ii) any court-ordered reorganization of the Company or (iii) a voluntary winding up of the Company, each outstanding option granted under the U.K. Plan will become immediately exercisable for all the shares subject to that option and may be exercised for any or all of those shares for a period of up to six months following the date on which the successor entity obtains control of the Company or the date the court orders such reorganization or the date of the resolution for such winding up of the Company. However, no acceleration of an outstanding option will occur in connection with a change in control of the Company if the successor entity assumes that option or replaces it with an option of equivalent value.

Shareholder Approval Required

  The affirmative vote of a majority of the shares present or represented and voting at the Annual Meeting, together with the affirmative vote of the required quorum, is required for approval of the amendment to the Option Plan. If shareholder approval of the amendment to the Option Plan is not obtained, any options granted on the basis of the 1,630,000-share increase will terminate without becoming exercisable for any of the shares of Common Stock subject to those options, and no further options will be granted on the basis of such share increase. The limitation on the maximum number of shares for which any one participant may be granted stock options per calendar will not be increased. However, the Option Plan will continue to remain in effect, and option grants may continue to be made pursuant to the provisions of the Option Plan in effect prior to the amendment summarized in this Proposal.

Recommendation of the Board of Directors

  The Board of Directors recommends a vote FOR the above proposal.

                                PROPOSAL NO. 5:

                RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

  Ernst & Young served as the Company's independent public accountants for fiscal year ended December 31, 1998. At the Annual Meeting, the shareholders are being asked to ratify the selection of Ernst & Young as the Company's independent public accountants for the fiscal year ending December 31, 1999. The affirmative vote of the majority of shares of Common Stock present or represented and voting at the Annual Meeting, together with the affirmative vote of at least a majority of the required quorum, is required for approval of the ratification of Ernst & Young as the Company's independent public accountants.

  In the event the shareholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent accounting firm for such fiscal year if the Board of Directors feels that such a change would be in the Company's and its shareholders' best interests.

  Representatives of Ernst & Young will be present at the Annual Meeting to respond to appropriate questions and to make such statements as they desire.

Recommendation of the Board of Directors

  The Board of Directors recommends that the shareholders vote FOR the ratification of the selection of Ernst & Young to serve as the Company's independent public accountants for the fiscal year ending December 31, 1999.

                OTHER MATTERS WHICH MAY COME BEFORE THE MEETING

  The Board of Directors has no knowledge of any other matters which may come before the Annual Meeting and does not intend to present any other matters. However, if any other matters shall properly come before the meeting or any adjournments thereof, the persons named as proxies will have discretionary authority to vote the shares of Common Stock and Series H Preferred Stock represented by the accompanying proxies in accordance with their best judgment.

                            OWNERSHIP OF SECURITIES

  To the extent known by the Company, the following table sets forth certain information regarding beneficial ownership of Common Stock and Preferred Stock as of March 1, 1999 by (i) each person (or group or affiliated persons) who is known by the Company to own beneficially more than 5% of the Company's outstanding Common Stock or Series H Preferred Stock, (ii) each of the Company's directors and nominees for director, (iii) each person who served as Chief Executive Officer of the Company during the year ended December 31, 1998 and each of the other Named Executive Officers and (iv) the Company's directors and executive officers as a group. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock and Preferred Stock shown as beneficially owned by them, subject to community property laws, where applicable.

                                                         Shares of
                            Shares of                    Series H     Percent of
                           Common Stock    Percent of Preferred Stock  Series H
Name and Address           Beneficially      Common    Beneficially   Preferred
of Beneficial Owner           Owned         Stock(1)       Owned       Stock(2)
-------------------        ------------    ---------- --------------- ----------
Christopher D. Dobson....   16,346,140        17.4%           --          --
 Ringland Way, Newport
 South Wales, NP6 2TA
  U.K.
Pequot Capital
 Management, Inc.(3).....   10,122,509        10.8        143,871         4.9%
 500 Nyala Farm Road
 Westport, CT 06880
The DDJ Entities(4)......   11,090,192        11.8        630,698        21.4
 141 Linden Street, Suite
  4
 Wellesley, MA 02181
Citigroup Inc.(5)........    6,651,730         7.1        383,059        13.0
 838 Greenwich Street
 New York, NY 10013
Mackay-Shields Financial
 Corporation(6)..........    5,284,717         5.6        301,590        10.2
 9 West 57th Street, 37th
  Floor
 New York, NY 10019
Putnam Investments.......    2,596,000         2.8        255,537         8.6
 One Post Office Square
 Boston, MA 02109
Larry Lenihan(3).........   10,122,509        10.8        143,871         4.9
Stephen Wertheimer.......          --          --             --          --
Nigel Wheeler(7).........       75,000           *            --          --
Thomas McKee(8)..........          --            *            --          --
Nicolas Carrington(9)....       14,075           *            --          --
Jeremy Linnert(10).......        5,750           *            --          --
Richard M. Conn(11)......        3,125           *            --          --
Bernard Culverhouse(12)..        5,250           *            --          --
All current directors and
 executive officers
 as a group (8 persons)..   26,571,849(13)    28.2            --          --

--------
*   Less than 1%
 (1) Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act. Percent ownership is based on the number of shares of Common Stock outstanding as of March 1, 1999, which number was 94,015,616 shares, plus any shares issuable pursuant to options and warrants held by the person in question which may be exercised or converted within 60 days after March 1, 1999.
 (2) Percent ownership is based on the number of shares of Series H Preferred Stock outstanding as of March 1, 1999, which number was 2,953,074.

 (3) The number of shares beneficially owned by Pequot Capital Management, Inc. is based on information contained in a Schedule 13D filed on January 8, 1999 and certain information provided by Pequot Capital Management, Inc. to the Company. Pequot Capital Management, Inc., an investment adviser registered under the Investment Advisers Act of 1940, acts as an investment adviser to certain investment funds and managed accounts, which hold shares of Common Stock and Series H Preferred Stock. Mr. Lenihan is a fund manager at Pequot Capital Management, Inc. Mr. Lenihan disclaims beneficial ownership of the shares for which Pequot Capital Management, Inc. has beneficial ownership.
 (4) The number of shares beneficially owned by the DDJ Entities is based on the information contained in Amendment No. 3 to Schedule 13D filed by DDJ Capital Management, LLC ("DDJ") on behalf of DDJ Capital III, LLC ("DDJ III"), B III Capital Partners, L.P. (the "DDJ Fund") and itself on October 30, 1998 and certain information provided by DDJ to the Company. DDJ III is the general partner of, and DDJ is the investment manager for, the DDJ Fund. All shares of Common Stock reported as beneficially owned by DDJ Entities were directly beneficially owned by the DDJ Fund.
 (5) The number of shares beneficially owned by Citigroup Inc. ("Citigroup") is based on information in a Schedule 13G filed by Citigroup on February 16, 1999 and certain information provided by Citigroup to the Company. All shares of the Common Stock reported as beneficially owned by Citigroup were directly beneficially owned by subsidiaries of Citigroup.
 (6) The number of shares beneficially owned by Mackay-Shields Financial Corporation ("Mackay-Shields") is based on information contained in a
     Schedule 13G filed by Mackay-Shields on February 8, 1999 and certain information provided by Mackay-Shields to the Company.
 (7) Includes 75,000 shares of Common Stock issuable under stock options exercisable within 60 days of March 1, 1999.
 (8) Mr. McKee resigned from the Company effective September 7, 1998.
 (9) Includes 14,075 shares of Common Stock issuable under stock options exercisable within 60 days of March 1, 1999.
(10) Includes 5,750 shares of Common Stock issuable under stock options exercisable within 60 days of March 1, 1999.
(11) Includes 3,125 shares of Common Stock issuable under stock options exercisable within 60 days of March 1, 1999.
(12) Includes 5,250 shares of Common Stock issuable under stock options exercisable within 60 days of March 1, 1999.
(13) Includes 103,200 shares of Common Stock issuable under stock options exercisable within 60 days of March 1, 1999.

Compliance with SEC Reporting Requirements

  Section 16(a) of the Exchange Act ("Section 16(a)"), requires Trikon's directors and certain of its officers, and persons who own more than 10% of Trikon's Common Stock (collectively, "Insiders"), to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission"). Insiders are required by Commission regulations to furnish Trikon with copies of all Section 16(a) forms they file.

  Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Form 5s were required for those persons, Trikon believes that its Insiders complied with all applicable Section 16 filing requirements for 1998, on a timely basis, with the exception of the following late filings by (i) Richard M. Conn, a director of the Company, who filed a Form 3 in February 1998 to report his beneficial ownership after being appointed as Director in January 1998, and filed a Form 5 in February 1999 to report the grant of stock options to purchase 12,500 shares of Common Stock in February 1998 and the grant of stock options to purchase 77,500 shares of Common Stock in August 1998, (ii) Carl Brancher, the Vice President of Corporate Development of the Company, who filed a Form 3 in June 1998 on becoming an Insider in June 1998 and filed a Form 5 in February 1999 to report the grant of stock options to purchase 21,300 shares of Common Stock on February 1998 and the grant of stock options to purchase 100,000 shares of Common Stock in December 1998, (iii) Thomas C. McKee, the former Chief Executive Officer of the Company, who filed a

Form 3 in June 1998 after being appointed as a Director and the Chief Executive Officer in June 1998, and (iv) Bernard Culverhouse, the Vice President, Marketing of the Company, who filed a Form 3 in March 1999 to report his beneficial ownership of stock options to purchase 221,000 shares of Common Stock after being appointed Vice President, Marketing in December 1998.

                 EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Certain Other Compensation

  The following table sets forth all compensation received for services rendered to Trikon in all capacities for the years ended December 31, 1998, 1997 and 1996, by (i) each person who served as Chief Executive Officer of Trikon during the year ended December 31, 1998 and (ii) each of the other four most highly compensated executive officers of Trikon who were serving as executive officers at December 31, 1998 and whose total compensation exceeded $100,000 (collectively, the "Named Executive Officers"). Perquisites amounting in aggregate to the lesser of $50,000 or 10% of the total annual salary and bonus reported for the named executive officer are not disclosed. For the purpose of calculating salaries and other compensation paid in British pounds to Nigel Wheeler, Christopher D. Dobson, Jeremy Linnert, Nicolas Carrington and Bernard Culverhouse the conversion rate of 1.6638 is used, which is the average rate of exchange for the year ended December 31, 1998.

                          SUMMARY COMPENSATION TABLE

                                                                         Long-Term
                                        Compensation                Compensation Awards
                          ---------------------------------------- --------------------------
                                                                                  Securities
                                                                   Restricted     Underlying
                          Fiscal                      Other Annual   Stock           Stock       All Other
                           Year  Salary ($) Bonus ($) Compensation Awards ($)     Options (#) Compensation ($)
                          ------ ---------- --------- ------------ ----------     ----------- ----------------
Christopher D. Dobson
 (1)....................   1998   $235,727  $    --      $  --     $7,183,004 (2)       --            --
 Chairman of the Board
  and                      1997    315,917       --         --            --            --            --
 Chief Scientific
  Officer                  1996     52,653       --         --            --            --

Thomas C McKee (3)......   1998     90,258       --         --            --            --         17,786 (4)
 Former director and
  Chief
 Executive Officer

Nigel Wheeler (5).......   1998    266,111       --         --            --        500,000        50,306 (6)
 Director, President and
  Chief                    1997    268,200   268,200        --            --        200,000        50,388 (7)
 Executive Officer         1996     44,699       --         --            --            --          5,485 (8)

Nicolas Carrington (9)..   1998    118,842       --         --            --        306,300        16,463 (10)
 Senior Vice President,
  Sales                    1997    115,589       --       1,509           --         36,300        72,994 (11)
 and Field Operations      1996     13,711       --         --            --            --          1,924 (12)

Jeremy Linnert (13).....   1998    106,196       --         --            --        223,000        48,501 (14)
 Acting Chief Financial    1997     82,270       --         --            --         15,000        55,830 (15)
 Officer and Secretary     1996      9,832       --         --            --            --          2,450 (16)

Bernard Culverhouse
 (17)...................   1998    126,360       --         --            --        221,000        25,005 (18)
 Vice President,
  Marketing                1997    104,443       --         --            --         14,000        22,010 (19)
                           1996     10,687       --         --            --            --          2,283 (20)

--------
 (1) Mr. Dobson joined Trikon in November 1996 upon the Company's Acquisition of Trikon Limited. Mr. Dobson served as Chief Executive Officer from December 1997 to May 1998.
 (2) On May 15, 1998, the Company issued to Mr. Dobson 5,015,811 shares of restricted Common Stock and 6,476.995 shares of restricted Series I Preferred Stock. Each share of restricted Series I Preferred Stock automatically converted into 1,000 shares of restricted Common Stock on July 28, 1998. The restricted shares of Common Stock and Series I
     Preferred Stock were valued at $7,183,004 based upon the $    per share
     closing price of the equivalent unrestricted Common Stock on the date of issuance. The restricted shares of Common Stock issued to Mr. Dobson vest 100% on the earlier of (i) May 14, 2003, or (ii) the sale of all or substantially all of the assets of the Company. The number and value of Mr. Dobson's aggregate restricted stock holdings at December 31, 1998 were 11,492,806 shares valued at $358,575.
 (3) Mr. McKee served as Chief Executive Officer from June 1998 to September
     1998.
 (4) Of this amount, $12,500 represents a relocation allowance and $4,499 represents a car allowance.

 (5) Mr. Wheeler joined Trikon in November 1996 as President and Chief Operating Officer upon the Acquisition of Trikon Limited. He was appointed Chief Executive Officer in October 1998.
 (6) Of this amount, $11,997 represents a car allowance and $36,438 represents pension contributions by Trikon on behalf of the officer.
 (7) Of this amount, $15,651 represents a car allowance and $32,182 represents pension contributions by Trikon on behalf of the officer.
 (8) Of this amount, $1,922 represents a car allowance and $2,949 represents pension contributions by Trikon on behalf of the officer.
 (9) Mr. Carrington joined Trikon in November 1996 as Senior Vice President, General Manager of Deposition Division. He was appointed Senior Vice President Sales and Field Operations in December 1997.
(10) Of this amount, $10,916 represents a car allowance and $4,659 represents pension contributions by Trikon on behalf of the officer.
(11) Of this amount, $57,795 represents consideration for Mr. Carrington's agreement to remain with Trikon until March 31, 1998, $3,647 represents contributions by the Company pursuant to a defined contribution agreement on behalf of Mr. Carrington and $10,461 represents a car allowance
(12) Of this amount $1,283 represents a car allowance.
(13) Mr. Linnert joined Trikon in November 1996 upon the acquisition of Electrotech. He was appointed Acting Chief Financial Officer and Secretary in December 1998.
(14) Of this amount, $33,276 represents consideration for Mr. Linnert's agreement to stand for election as a director for the period from January to June 1998, $9,955 represents a car allowance and $3,938 represents pension contributions paid by Trikon on behalf of the officer.
(15) Of this amount, $41,341 represents consideration for Mr. Linnert's agreement to remain with Trikon until March 31, 1998 and $9,462 represents a car allowance.
(16) Of this amount, $1,210 represents a car allowance.
(17) Mr. Culverhouse joined Trikon in November 1996 upon the acquisition of Electrotech. He was appointed Vice President of Marketing on December 14, 1998.
(18) Of this amount, $7,242 represents a car allowance and $17,264 represents pension contributions paid by Trikon on behalf of the officer.
(19) Of this amount, $6,698 represents a car allowance and $14,204 represents pension contributions paid by Trikon on behalf of the officer.
(20) Of this amount, $830 represents a car allowance and $1,453 represents pension contributions paid by Trikon on behalf of the officer

Option Grants in Last Fiscal Year

  The following table sets forth each grant of stock options made during the year ended December 31, 1998 to each of the Named Executive Officers. No stock appreciation rights ("SARs") have ever been granted by Trikon.

                                                                                Potential
                                                                               Realizable
                                                                                Value at
                                                                             Assumed Annual
                                                                             Rates of Stock
                                                                                  Price
                          Number of                                           Appreciation
                         Securities    Percent of Total                        for Option
                         Underlying    Options Granted  Exercise                 Term(2)
                           Options     to Employees in    Price   Expiration ---------------
                         Granted (#)   Fiscal Year (%)  ($/sh)(1)    Date    5% ($)  10% ($)
                         -----------   ---------------- --------- ---------- ------- -------
Christopher D. Dobson...        --             --           --           --      --      --
Thomas C. McKee(3)......  1,874,477        34.3185       0.6250    5-31-2005     --      --
Nigel Wheeler...........    200,000(4)      3.6617       1.4375     2-6-2008 180,807 458,201
                            100,000(5)      1.8308       1.4375     2-6-2008  90,404 229,101
                            200,000(6)      3.6617       0.0938   10-27-2008  11,792  29,883
Nicolas Carrington......     36,300(4)      0.6646       1.4375     2-6-2008  32,816  83,163
                             20,000(5)      0.3662       1.4375     2-6-2008  18,081  45,820
                            250,000(7)      4.5771       0.0469    12-8-2008   7,370  18,677
Jeremy Linnert..........     15,000(4)      0.2746       1.4375     2-6-2008  13,561  34,365
                              8,000(5)      0.1465       1.4375     2-6-2008   7,232  18,328
                            200,000(7)      3.6617       0.0469    12-8-2008   5,896  14,942
Bernard Culverhouse.....     14,000(4)      0.2563       1.4375     2-6-2008  12,656  32,074
                              7,000(5)      0.1281       1.4375     2-6-2008   6,328  16,037
                            200,000(7)      3.6617       0.0469    12-8-2008   4,717  11,953

--------
(1) Represents the fair market value of the underlying shares of Common Stock at the time of grant.

(2) Represents the value of the shares of Common Stock issuable upon the exercise of the option, assuming the stated rates of price appreciation for ten years, compounded annually, with the aggregate exercise price deducted from the final appreciated value. Such annual rates of appreciation are for illustrative purposes only, are based on requirements of the Commission and do not reflect Trikon's estimate of future stock appreciation. No assurance can be given that such rates of appreciation, or any appreciation, will be achieved.

(3) Mr. McKee resigned from the Company effective September 7, 1998. All of Mr. McKee's stock options expired effective September 25, 1998.

(4) On February 6, 1998, the Company cancelled stock options for the same number of shares previously granted to Messrs. Wheeler, Carrington, Linnert and Culverhouse in 1997 and issued these new stock options with an exercise price of $1.4375 per share. The new stock options vest in equal annual increments of 25% over a four-year period of service measured from September 18, 1997.

(5) Represents stock options that vest in equal, annual increments of 25% over the four-year period of service measured from their date of grant, February 6, 1998.

(6) Represents stock options that vest in equal, annual increments of 25% over the four-year period of service measured from their date of grant, October 27, 1998.

(7) Represents stock options that vest in equal, annual increments of 25% over the four-year period of service measured from their date of grant, December 8, 1998.

Aggregated Stock Option Exercises in Last Fiscal Year and Fiscal Year-end Option Values

  The following table sets forth the number of exercisable and unexercisable options held by each of the Named Executive Officers at December 31, 1998. No shares of common stock were acquired upon exercise of stock options by the Named Executive Officers during the fiscal year 1998. No exercisable or unexercisable options were "In-The-Money" at December 31, 1998. No stock appreciation rights were exercised by the Named Executive Officers during fiscal year 1998, and no stock appreciation rights were outstanding at the end of such year.

                                                       Number of Securities
                                                      Underlying Unexercised
                                                  Options at Fiscal Year-End (#)
Name                                                Exercisable/Unexercisable
----                                              ------------------------------
Christopher D. Dobson............................                    --
Thomas C. McKee(1)...............................                    --
Nigel Wheeler....................................         50,000/450,000
Nicolas Carrington...............................          9,075/297,225
Jeremy Linnert...................................          3,750/219,250
Bernard Culverhouse..............................          3,500/217,500

--------
(1) Mr. McKee resigned from the Company effective September 7, 1998. All stock options granted to Mr. McKee lapsed prior to exercise.

Pension Plans

  The following table shows the estimated annual pension benefits payable to a covered participant at normal retirement age, which is age 65, under the Company's defined benefit pension plan, the Electrotech Retirement Benefits Scheme. (For female members, pension earned prior to 6th April 1996 may be taken unreduced from age 60.) The Electrotech Retirement Benefits Scheme was originally initiated by Electrotech. As a result, only former Electrotech employees are covered participants. Plan members are required to contribute at the rate of 5% of taxable remuneration, the balance of the cost being met by the Company. Benefits are provided on retirement, death and withdrawal, with vesting after two years of service in the plan. Pensions increase in payment at the rate of 5% per annum. Benefits are calculated with reference to taxable remuneration and years of service in the plan and are not subject to offsets for social security retirement benefits:

                              Pension Plan Table

                                                                    Years of Service
                  ------------------------------------------------------------------------------------------------------
Remuneration            5            10             15             20             25             30             35
------------      ------------- ------------- -------------- -------------- -------------- -------------- --------------
 (Pounds)
  50,000......... (Pounds)4,167 (Pounds)8,333 (Pounds)12,500 (Pounds)16,667 (Pounds)20,833 (Pounds)25,000 (Pounds)29,167
 100,000.........         8,333        16,667         25,000         33,333         41,667         50,000         58,333
 150,000.........        12,500        25,000         37,500         50,000         62,500         75,000         87,500
 200,000.........        16,667        33,333         50,000         66,667         83,333        100,000        116,667
 250,000.........        20,833        41,667         62,500         83,333        104,167        125,000        145,833
 300,000.........        25,000        50,000         75,000        100,000        125,000        150,000        175,000
Remuneration        40 or more
------------      --------------
 (Pounds)
  50,000......... (Pounds)33,333
 100,000.........         66,667
 150,000.........        100,000
 200,000.........        133,333
 250,000.........        166,667
 300,000.........        200,000

  A participant's remuneration covered by the Company's pension plan is his or her highest taxable salary (the "Highest Taxable Salary") in the last five plan years of the participant's career or, in the case of a controlling director with a 20% stock holding, the average such salary over his or her last three plan years. A participant earns one-sixtieth ( 1/60) of his Highest Taxable Salary for each year of service to a maximum of forty-sixtieths ( 40/60). Taxable remuneration for the Named Executive Officers in the plan as at the end of the last calendar year was (Pounds)163,000 (approximately $268,200) for Mr. Wheeler and (Pounds)75,947 (approximately $126,360) for Mr. Culverhouse. The projected number of years of service for Mr. Wheeler and Mr. Culverhouse at their normal retirement age are 33 years and 10 months and 40 years, respectively. Pension contributions on behalf of

Mr. Wheeler and Mr. Culverhouse for fiscal years 1996, 1997, and 1998, respectively, are as included in the All Other Compensation column of the Summary Compensation Table.

Compensation Committee Report on 1998 Cancellation and Regrant of Options

  This report is made by Richard M. Conn, Lawrence D. Lenihan and Stephen N. Wertheimer, the current members of the Compensation Committee. On February 6, 1998, the Compensation Committee, consisting of Richard M. Conn and Brian D. Jacobs, approved the cancellation and regrant of all outstanding options with an exercise price above $1.4375, the then fair market value per share of the Company's Common Stock. Each optionee had the opportunity to elect to retain his or her higher-priced options with their existing vesting schedule or accept a new option with an exercise price of $1.4375. Each new option has a term of ten years and becomes exercisable for the option shares in a series of four (4) successive equal annual installments over the optionee's period of continued service with the Company. Each such installment will become exercisable on a date six (6) months later than the date that installment would otherwise become exercisable under the higher-priced options. Out of the 340 optionees holding such higher-priced options, 335 optionees agreed to the cancellation of those options in exchange for the new options. As a result, options for 1,278,056 shares with a weighted average exercise price of $10.859 per share were cancelled, and new options for the same number of shares were issued with an exercise price of $1.4375 per share.

  The Compensation Committee approved the cancellation-regrant program because it believes that equity incentives are a significant factor in the Company's ability to attract and retain key employees and consultants critical to the Company's long-term financial success. During the last fiscal year, the market value of the Common Stock had fallen as a result of market factors that affected the stock prices of a number of companies in the industry in which the Company is engaged and other factors that were unique to the Company. As a result of such decrease in the fair market value of the Common Stock, the Committee believed that the Company's ability to retain existing employees and to attract talented individuals in the future would be impaired.

  However, in order for the regranted options to serve their primary purpose of assuring the continued service of each optionee, a new vesting schedule was imposed with respect to the option shares so that each installment of those shares would vest six months later than that installment would have otherwise vested under the cancelled option. Accordingly, each optionee will only have the opportunity to acquire the option shares at the lower exercise price if he or she remains in the Company's employ.

  As a result of the new vesting schedules imposed on the regranted options, the Compensation Committee believes that the program strikes an appropriate balance between the interests of the option holders and those of the stockholders. The lower exercise prices in effect under the regranted options make those options valuable once again to the executive officers and key employees critical to the Company's financial performance. However, those individuals will enjoy the benefits of the regranted options only if they in fact remain in the Company's employ and contribute to the Company's financial success.

  The following sets forth certain information concerning the repricing, replacement or cancellation and regrant of options which has occurred over the last ten fiscal years with respect to options held by executive officers of the Company:

                        TEN-YEAR OPTION/SAR REPRICINGS

                                                                                        Length of
                                  Number of   Market Price                               Original
                                  Securities  of Stock at                              Option Term
                                  Underlying    Time of    Exercise Price              Remaining at
                                 Options/SARs Repricing or   at Time of                  Date of
                                 Repriced or   Amendment    Repricing or  New Exercise Repricing or
      Name                Date   Amended (#)      ($)      Amendment ($)   Price ($)    Amendment
      ----               ------- ------------ ------------ -------------- ------------ ------------
Nigel Wheeler........... 2/06/98   200,000      $1.4375       11.6250       $1.4375        9.01
Nicolas Carrington...... 2/06/98    36,300      $1.4375       11.6250       $1.4375        9.01
Jeremy Linnert.......... 2/06/98    15,000      $1.4375       11.6250       $1.4375        9.01
Bernard Culverhouse..... 2/06/98    14,000      $1.4375       11.6250       $1.4375        9.01

Employment Agreements

  On October 2, 1997, the Company entered into retention agreements with Nicolas Carrington and Jeremy Linnert pursuant to which they agreed to remain with the Company in their respective capacities of Senior Vice President, General Manager and Financial Controller of the Deposition Division until March 31, 1998 in exchange for payments of approximately $57,795 and $41,341, respectively, or six months salary. The Company also entered into an employment agreement with Nigel Wheeler, dated November 15, 1996, pursuant to which Mr. Wheeler is to be nominated as a director and to act as the President and Chief Operating Officer for the three-year term of the agreement. The agreement with Mr. Wheeler renews annually unless terminated by either party. Under the agreement, Mr. Wheeler is paid a base salary of $268,200 per year, net of any U.S. taxes or other assessments so long as he is not a U.S. citizen. The base salary is subject to certain annual, upward adjustments by the Company. In addition, Mr. Wheeler is eligible to receive an annual performance bonus for each year of service. Mr. Wheeler was also granted, in connection with entering into such agreement, options to acquire 200,000 shares of Common Stock at an exercise price of $11.625 per share, the fair market value of a share of Common Stock on the date of grant. The employment agreement further provides certain customary insurance, vacation benefits and termination provisions.

  On September 11, 1998, the Company announced that Mr. Wheeler would waive a substantial portion of his salary until the Company returns to profitability. On October 27, 1998, the Board of Directors appointed Mr. Wheeler as Chief Executive Officer. In connection with his appointment as Chief Executive Officer, the Board of Directors reinstated Mr. Wheeler's previous salary and agreed to (i) immediately grant options to purchase 200,000 shares of Common Stock, (ii) on or about January 1, 1999, grant him additional options to purchase 500,000 shares of Common Stock, and (iii) subject to shareholder approval at the Company's next annual meeting, grant additional options to purchase shares of Common Stock equal to 2% of the Company's then outstanding Common Stock on a fully diluted basis. Approval of Proposal No. 4 would allow this third grant to Mr. Wheeler to be made. Mr. Wheeler is authorized to direct the Company to allocate all or a portion of such options to other members of management.

  In connection with the exchange offer consummated on May 14, 1998 (the "Exchange Offer"), the Board of Directors entered into certain agreements with Christopher D. Dobson, Chairman of the Board and then Chief Executive Officer of the Company. The Company and Mr. Dobson agreed that upon the consummation of the Exchange Offer, 5,015,811 shares of restricted Common Stock and 6,476.995 shares of restricted Series I Preferred Stock (collectively, the "Restricted Stock") would be granted to Mr. Dobson. The Restricted Stock shall vest one hundred percent (100%) upon the earlier of (i) the date five years after the closing of the Exchange Offer, or (ii) the sale of all or substantially all of the assets of the Company, the direct sale by the Company's stockholders possessing more than 50% of the total combined voting power of the Company's outstanding securities to persons different than those holding such securities immediately prior to such sale or the merger or consolidation in which securities possessing more than 50% of the total combined voting power of the Company's outstanding securities are transferred to persons different than those holding such securities immediately prior to the merger or consolidation. The Restricted Stock shall automatically be acquired by the Company in return for a payment of $0.001 per share of Common Stock and $1.00 per share of Series I Preferred Stock upon Mr. Dobson's termination for cause, voluntary cessation of providing services to the Company or if, during the first two years following the Exchange Offer, Mr. Dobson devotes fewer than 750 hours per annum to Trikon related matters. For purposes of the Restricted Stock, the meaning of "for cause" is limited to willful misconduct that materially injures the pecuniary interests of the Company and any material breach of the noncompetition obligations under these agreements. Mr. Dobson is permitted, at his discretion, to reallocate up to twenty percent (20%) of the Restricted Stock to other members of senior management of the Company. Each share of restricted Series I Preferred Stock automatically converted into 1,000 shares of restricted Common Stock on July 28, 1998.

  The Board of Directors and Mr. Dobson further agreed that after the consummation of the Exchange Offer, Mr. Dobson shall receive a contingent variable interest up to 3% of the net proceeds (gross proceeds less reasonable and customary expenses) received upon the sale of the Company as follows:

                                                                     Cumulative
                                                                     Percentage
      Sales Price ($)                                                   (%)
      ---------------                                                ----------
     At least $250 million..........................................    0.5%
     At least $260 million..........................................    1.0
     At least $270 million..........................................    2.0
     At least $280 million..........................................    2.5
     $300 million or more...........................................    3.0

  In addition, the Board of Directors and Mr. Dobson agreed upon certain terms of his employment following the consummation of the Exchange Offer. Among other things, Mr. Dobson shall continue in his position as Chairman and Chief Executive Officer of the Company, devote substantially his full business time to his duties (which shall include research and development work performed on Trikon projects and products, wherever located) and a base salary, of 196,000 British pounds. Upon successful recruitment of a chief executive officer candidate, Mr. Dobson shall step down as Chief Executive Officer of the Company and continue to receive compensation at his current rate of compensation, unless in connection therewith he determines to devote substantially less than 75% of his full business time to the Company in which case his base salary shall be reduced by 50%. In the event that Mr. Dobson is terminated for any reason other than cause prior to May 2001, he shall be paid an amount equal to his base salary (as of the date of termination) for the period from the date of termination until May 2001. During his employment, Mr. Dobson has agreed not to directly or indirectly be involved with any enterprise engaged in the semiconductor equipment manufacturing industry, subject to a de minimis investment exception. In addition, he also agreed not to solicit any employees of the Company to leave the Company nor any business of any customers, licensors or licensees of the Company during his employment and for two (2) additional years thereafter. All intellectual property and know-how developed by Mr. Dobson while employed by the Company will automatically be assigned to the Company without royalties or other payment. On September 11, 1998, the Company announced that Mr. Dobson would waive his salary until the Company returns to profitability.

  In connection with the negotiation of the Applied Materials and Lam Research licenses, restructuring the Company and future licensing efforts, the Board of Directors authorized a $1,500,000 bonus payable to Mr. Dobson, subject to consummation of the Exchange Offer. Payment of such bonus by the Company is subject to (i) payment of all accrued and unpaid dividends on the Series H Preferred Stock and redemption for cash of all outstanding shares of Series H Preferred Stock issued as payment of dividends on outstanding Series H Preferred Stock, (ii) such payment not being made prior to June 30, 1999 and
(iii) at the time of payment Trikon shall have had at least $8,000,000 of EBITDA during and for its two most recently completed fiscal quarters

(taken as one period). For purposes of calculating EBITDA, upfront license fees (excluding the Applied Material and Lam Research licenses) shall be equally amortized over the twelve-month period following receipt (including the month of receipt, and, incremental license fees associated with the MORI(TM) source technology.

  At the end of May 1998, the Company also entered into an employment agreement with Thomas C. McKee pursuant to which Mr. McKee was nominated as a director and to act as the Chief Executive Officer for the period commencing June 1, 1998 and continuing through December 31, 1999. Thereafter, the agreement with Mr. McKee was to renew annually unless terminated by either party upon thirty (30) days prior written notice. Under the agreement, Mr. McKee was paid a base salary of $340,000 per year. The base salary was subject to annual review by the Company and could be increased at the Board of Director's discretion. In addition, Mr. McKee was eligible to receive an annual performance bonus for each year of service in an amount not to exceed fifty percent (50%) of his base salary which was to become payable upon the achievement of certain financial objectives and performance milestones for each year. Mr. McKee was also granted, in connection with entering into such agreement, options to acquire 1,874,477 shares of Common Stock (representing two percent (2%) of the Company's outstanding equity securities on a fully diluted basis) at an exercise price of $0.625 per share, the closing selling price per share of Common Stock as reported on the Nasdaq National Market on June 1, 1998. The employment agreement further provided for certain customary insurance, vacation benefits and termination provisions as well as certain housing cost reimbursements. Mr. McKee resigned as Chief Executive Officer and director for personal reasons on September 7, 1998.

  Other than as set forth above, Trikon currently has no employment contracts with any of the Named Executive Officers.

Director Compensation

  The Company's outside directors earn an annual retainer of $15,000 and receive $1,000 for attending a meeting of the Board of Directors in person, $750 for attending a meeting of the Board of Directors by telephone and $750 for attending a committee meeting in person or by telephone. Payment of the annual retainer has been deferred until the Board of Directors determines that sufficient cash flow is achieved. Outside directors may also be reimbursed for certain expenses in connection with attendance at Board of Directors and committee meetings. In addition, under the Company's 1998 Director Stock Option Plan, each individual who is first elected or appointed to the Board as a non-employee Board member after June 10, 1999 will automatically receive, at the time of such initial election or appointment, a stock option to purchase 90,000 shares of Common Stock, and at each annual stockholders meeting, beginning with the 1999 Annual Stockholders Meeting, each individual who is re-elected as a non-employee Board member will automatically receive a stock option to purchase 18,000 shares of Common Stock. The shares subject to each 90,000-share option grant vest in a series of four (4) successive equal annual installments upon the director's completion of each year of service on the Board of Directors over the four (4) year period measured from the date of grant, and the shares subject to each 18,000-share option grant vest upon completion of one year of service measured from the date of grant. In June 1998, each of Lawrence D. Lenihan and Stephen N. Wertheimer received an option to purchase 90,000 shares of Common Stock at an exercise price of $0.625 pursuant to the Company's 1998 Director Stock Option Plan.

  In December 1997, the Company agreed to pay Jeremy Linnert (Pounds)20,000 (approximately $33,000), subject to his serving as a director until June 30, 1998, in consideration for his agreement to stand for election as director.

  In February 1998, the Board of Directors, in connection with his election to the Board of Directors, approved the grant to Richard M. Conn of an option to purchase 12,500 shares of Common Stock at an exercise price of $1.4375, which price represented the fair market value of a share of Common Stock on the date of grant, which option vests in equal, annual investments of 25% over the four-year period following the date of grant, subject to his continued service as a director of the Company. In August 1998, the Board of Directors, as an incentive for his continued service on the Board of Directors, approved the grant to Richard M. Conn of an option to purchase 77,500 shares of Common Stock at an exercise price of $0.3438 which price represented the fair market value of a share of Common Stock on the date of grant, which option vests in a series of four (4) successive equal annual installments following the date of grant, subject to his continued service as a director of the Company. In February 1998, the Board of Directors cancelled certain stock options granted to Brian D. Jacobs and issued new stock options with an exercise price per share of $1.4375 for the same number of shares as the canceled stock options. The new stock options vest in installments six months later than each installment was due to vest pursuant to the cancelled stock options.

Compensation Committee Interlocks and Insider Participation

  The Compensation Committee of the Board of Directors of the Company (the "Compensation Committee") currently consists of Richard M. Conn who was appointed on January 23, 1998, and Lawrence D. Lenihan Jr. and Stephen N. Wertheimer who were appointed on June 10, 1998. Brian D. Jacobs also served on the Compensation Committee from January 23, 1998 until his term of office expired on July 28, 1998.

  None of these individuals was at any time during the fiscal year ended December 31, 1998 or at any other time an officer or employee of the Company. No executive officer of the Company serves as a member of the Board or the Compensation Committee of any other entity which has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

Report of the Board of Directors on Executive Compensation

  The Compensation Committee recommends to the Board of Directors general compensation policies for the Company, oversees the Company's compensation plans and specific compensation levels for executive officers, including bonuses, and administers the Option Plan. The following is the report approved by the Compensation Committee addressing the compensation of the Company's executive officers for 1998.

  Compensation Policy. The Company's executive compensation policy is designed to establish an appropriate relationship between executive pay and the Company's annual performance, long-term growth objectives and ability to attract and retain qualified executive officers. The Compensation Committee addresses this objective by integrating competitive annual base salaries with
(a) bonuses based on annual corporate performance and the achievement of individual performance objectives and (b) stock option grants under the Option Plan. The Compensation Committee believes that cash compensation in the form of salary and bonus provides Company executives with appropriate immediate rewards for success in current operations, while stock option grants promote management stock ownership and thereby expand management's stake in the long-term performance and success of the Company.

  For 1998, the Compensation Committee approved the base salaries of each of the Company's executive officers. In determining such base salaries, the Company examined salaries paid to executive officers of semiconductor equipment companies and other high technology companies with sales comparable to those of the Company. For 1998, the Compensation Committee set the base salaries of the Company's executive officers generally at the median level of the salaries paid to executives in comparable positions at semiconductor equipment companies and other high technology companies of similar size as the Company.

  In 1998, the executive officers of the Company, including the then Chief Executive Officer, were each granted options under the Option Plan. The number of options that each executive officer or employee was granted was based primarily on the executive's or employee's ability to influence the Company's long-term growth and profitability. The vesting provisions of the options granted under the Option Plan are designed to encourage longevity of employment with the Company.

  Compensation of Chief Executive Officer. The Compensation Committee believed that Nigel Wheeler, the Company's Chief Executive Officer from October 27, 1998 through December 31, 1998, provided valuable services to the Company, and that his compensation should therefore be competitive with that paid to executives at comparable semiconductor equipment companies. In addition, the Compensation Committee believed that the compensation of the Chief Executive Officer should be heavily influenced by the Company's performance.

Therefore, although there has necessarily been some subjectivity in setting Mr. Wheeler's salary, major elements of his compensation package are directly tied to the Company's performance. For 1998, Mr. Wheeler's salary was reset at approximately $268,200 per annum, an amount the Compensation Committee deemed at the time appropriate in light of the Company's stage of growth and salaries paid to chief executive officers of other growth technology companies. In addition, he received (i) a grant of options to purchase 200,000 shares of Common Stock upon his appointment and (ii) a grant of additional options to purchase 500,000 shares of Common Stock on January 1, 1999. The Company has also agreed, subject to shareholder approval, to grant additional options to purchase shares of Common Stock equal to 2% of the Company's then outstanding Common Stock on a fully-diluted basis. The Compensation Committee believes the options are appropriate to align Mr. Wheeler's interests with those of the Company's shareholders.

  The Compensation Committee believed that Thomas C. McKee, the Company's Chief Executive Officer from June 1, 1998 through September 7, 1998, would provide valuable services to the Company, and that his compensation should therefore be competitive with that paid to executives at comparable semiconductor equipment companies. In addition, the Compensation Committee believed that the compensation of the Chief Executive Officer should be heavily influenced by the Company's performance. Therefore, although there has necessarily been some subjectivity in setting Mr. McKee's salary, major elements of his compensation package are directly tied to the Company's performance. For 1998, Mr. McKee's salary was set at approximately $340,000 per annum, an amount the Compensation Committee deemed at the time appropriate in light of the Company's stage of growth and salaries paid to chief executive officers of other growth technology companies. In addition, Mr. McKee was eligible to receive an annual performance bonus for each year of service in an amount not to exceed fifty percent (50%) of his base salary which was to become payable upon the achievement of certain financial objectives and performance milestones for each year. Mr. McKee also received a grant of options to purchase options to acquire 1,874,477 shares of Common Stock (representing two percent (2%) of the Company's outstanding equity securities on a fully diluted basis) at an exercise price of $.625 per share, the closing selling price per share of Common Stock as reported on the Nasdaq National Market on June 1, 1998. Mr. McKee did not exercise any of the above-mentioned options and all such options expired effective September 25, 1998. The Compensation Committee believed the bonus and options were appropriate to align Mr. McKee's interests with those of the Company's shareholders.

  Internal Revenue Code Section 162(M). Under Section 162 of the Internal Revenue Code, the amount of compensation paid to certain executives that is deductible with respect to the Company's corporate taxes is limited to $1,000,000 annually. It is the current policy of the Compensation Committee to maximize, to the extent reasonably possible, the Company's ability to obtain a corporate tax deduction for compensation paid to executive officers of the Company to the extent consistent with the best interests of the Company and its shareholders.

  The members of the Compensation Committee for the 1998 fiscal year included Richard M. Conn, Lawrence D. Lenihan, Jr., Stephen N. Wertheimer and Brian D. Jacobs at different intervals. Mr. Jacobs served on the Compensation Committee from January 23, 1998 until his term of office expired on July 28, 1998. Accordingly, this report has been prepared by the current members of the Compensation Committee: Messrs. Conn, Lenihan and Wertheimer.

Stock Performance Graph

  The following graph shows a comparison of total shareholder returns for the Company, the Nasdaq Composite Index, the Hambrecht & Quist Semiconductor Index and the Philadelphia Semiconductor Index for the period during which the Company's Common Stock has been registered under Section 12 of the Securities Exchange Act of 1934.

                                    [CHART]

 Measurement Period
    (Fiscal Year                    Trikon       Hambrecht & Quist    NASDAQ
      Covered)                Technologies, Inc.  Semi-Conductor   Stock Market
 ------------------           ------------------ ----------------- ------------
Measurement Pt 08/25/95......       100.00            100.00          100.00
FYE 12/31/95.................        50.00             72.00          104.00
FYE 12/31/96.................        52.00             93.00          128.00
FYE 12/31/97.................         5.00             98.00          157.00
FYE 12/31/98.................         0.14            138.00          220.00

--------
* Total return assumes reinvestment of dividends.

  The chart above assumes $100.00 was invested on August 25, 1995 in the Company's Common Stock the Nasdaq Composite Index and the Hambrecht & Quist Semiconductor Index. Total returns for the Nasdaq Composite Index and the Hambrecht & Quist Semiconductor Index are weighted based on market capitalization.

  Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act or the Exchange Act that might incorporate future filings made by the Company under those statutes, the preceding Report of the Compensation Committee of the Board of Directors on Executive Compensation and the Company stock performance graph will not be incorporated by reference into any of those prior filings, nor will such report or graph be incorporated by reference into any future filings made by the Company under those statutes.

                 SHAREHOLDER PROPOSALS FOR PROXY STATEMENT FOR
           THE ANNUAL MEETING FOR THE YEAR ENDING DECEMBER 31, 1999

  Proposals of shareholders of the Company that are intended to be presented by such shareholders at the Company's 2000 Annual Meeting must be received no later than [120 days prior to mailing] 2000, in order that they may be included in the proxy statement and form of proxy relating to that meeting. In addition, the proxies solicited by the Board of Directors for the Company's 2000 Annual Meeting will confer discretionary authority to vote on any shareholder proposal presented at that meeting, unless the Company receives notice of such proposal not later than [45 days prior to mailing].

                                ANNUAL REPORTS

  A copy of the Company's annual report on Form 10-K is being mailed to each shareholder of record along with this Proxy Statement. Such report is not part of the Company's soliciting material.

                                 OTHER MATTERS

  The Board of Directors knows of no other matters to be presented for shareholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournments or postponements thereof, the Board of Directors intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Jeremy Linnert
                                          Secretary

                                                                      EXHIBIT A

                   PROPOSED REVERSE SPLIT ARTICLES AMENDMENT

  Article III of the Seventh Restated Articles of Incorporation is amended to read in its entirety substantially as follows:

  "Upon the amendment of this Article III pursuant to the filing of this Certificate of Amendment with the California Secretary of State, each ten (10) issued and outstanding shares of the Company's common stock (the "Old Common Stock") shall be automatically and without any action on the part of the holder thereof, reclassified and converted into one (1) share of common stock (the "New Common Stock"), subject to the treatment of fractional interests as described below. Each holder of a certificate or certificates which immediately prior to the amendment to the Seventh Restated Articles of Incorporation becoming effective pursuant to the California General Corporation Law (the "Effective Date"), represented outstanding shares of the Old Common Stock shall be entitled to receive a certificate for the number of shares of New Common Stock they own by presenting their old certificate(s) to the Company's transfer agent for cancellation and exchange.

  No scrip of fractional certificates will be issued. In lieu of fractional shares, the Company will issue one additional share of New Common Stock. The ownership of a fractional interest will not give the holder thereof any voting, dividend or other rights except the right to receive an additional share therefor as described herein."

                                                                         ANNEX A

                          TRIKON TECHNOLOGIES, INC.

                           1991 STOCK OPTION PLAN

                  (Amended and Restated as of April 26, 1999)

          SECTION 1. Description of Plan. This is the 1991 Stock Option Plan (the "Plan") of Trikon Technologies, Inc., a California corporation (the "Company"). Under the Plan, employees, directors, consultants and advisors of the Company or any of its Subsidiaries, to be selected as set forth below, may be granted options ("Options") to purchase shares of the Common Stock of the Company ("Common Stock"). For purposes of the Plan, the term "Subsidiary" means any corporation 50% or more of the voting stock of which is owned by the Company or by a Subsidiary of the Company. It is intended that the Options under the Plan will either qualify for treatment as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and be designated Incentive Stock Options, or not qualify for such treatment and be designated Non-Statutory Stock Options.

          SECTION 2. Purpose of this Plan. The purpose of the Plan and of granting options to employees, directors, consultants and advisors is to further the growth, development and financial success of the Company and its subsidiaries by providing additional incentives to such persons by assisting them in acquiring shares of Common Stock and to benefit directly from the Company's growth, development and financial success.

          SECTION 3. Eligibility. The persons who shall be eligible to receive grants of Options under the Plan shall be the employees, directors, consultants and advisors of the Company or any of its Subsidiaries. A person who holds an Option is herein referred to as a "Participant." More than one Option may be granted to any one Participant. Notwithstanding the foregoing, no Option may be granted to any person who then owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of a Subsidiary unless the Option Price (as hereinafter defined) is at least 110% of the fair market value of the Common Stock on the date of grant. In addition, any Incentive Stock Option granted to any person who then owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of a Subsidiary shall have a termination date not later than five years after the date such Option is granted. For this purpose, a person's stock ownership is determined using the constructive ownership rules contained in Code
Section 424(d).

          Only employees of the Company or a Subsidiary may be granted Incentive Stock Options under the Plan. The exercise of an Incentive Stock Option will not qualify for favorable income tax treatment unless the Participant remains an employee of the Company or a Subsidiary at all times during the period beginning on the date of the grant of the Incentive Stock Option and ending on the date three months before the date of the exercise of the Incentive Stock Option. For this purpose, a Participant who is on a leave of absence that exceeds ninety days will be considered to have terminated his employment on the ninety-first day of the leave of absence, unless the Participant's rights to reemployment are guaranteed by statute or contract. However, a Participant will not be considered to have incurred a termination of employment because of a transfer of employment between the Company and a Subsidiary (or vice versa).

          The aggregate fair market value (determined as of the time an Option is granted) of the Common Stock for which any Participant may be granted Incentive Stock Options first exercisable in any calendar year under the Plan and any other incentive stock option plans (which qualify under Section 422 of the Code) of the Company or any Subsidiary shall not exceed $100,000.

          SECTION 4. Administration. This Plan shall be administered by the Board of Directors of the Company or a committee thereof (in either case, the "Board"). Should the Board delegate its authority to administer the Plan to a committee of the Board, then such committee shall be comprised of individuals who satisfy the requirements under Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "1934 Act") and under Code Section 162(m) for purposes of Option grants made to officers and directors of the Company who are subject to the short-swing liability provisions of Section 16 of the 1934 Act, as amended.

          The Board is authorized and empowered to administer the Plan and, subject to the Plan, (a) to select the Participants, to specify the number of shares of Common Stock with respect to which Options are granted to each such Participant, to specify the Option Price (as hereinafter defined) and the terms of Options, and in general to grant Options; (b) to determine, subject to the limits of Section 3 hereof, whether Options will be Incentive Stock Options or Non-Statutory Stock Options; (c) to determine the dates upon which Options shall be granted and to provide for the terms and conditions of the Options in a manner consistent with this Plan, which terms and conditions need not be identical as to the various Options granted; (d) to interpret the Plan; (e) to prescribe, amend and rescind rules relating to the Plan; and (f) to determine the rights and obligations of Participants under the Plan. The interpretation and construction by the Board of any provision of the Plan or of any Option granted thereunder shall be final. No member of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it.

          SECTION 5. Shares Subject to the Plan. The number of shares of Common Stock which may be purchased pursuant to the exercise of Options granted under both the Plan and the Company's Share Option Scheme shall be 10,500,000 shares. Such share reserve includes (i) 1,300,000 shares reserved for issuance prior to the acquisition of Electrotech Limited and Electrotech Equipment Limited (collectively "Electrotech"), (ii) an additional 1,100,000 shares approved by the Board and shareholders in connection with the acquisition of Electrotech,
(iii) an additional increase of 6,470,000 shares approved by the Board as of June 19, 1998, and approved by the shareholders at the 1998 Annual Meeting held on July 28, 1998 and (iv) an additional increase of 1,630,000 shares approved by the Board as of April 26, 1999, subject to shareholder approval at the 1999 Annual Meeting. Such number shall in any event be adjusted to reflect all stock splits, stock dividends or similar capital changes. Upon the expiration or termination for any reason of an outstanding Option which shall not have

                                       2.

been exercised in full, any shares of Common Stock then remaining unissued which shall have been reserved for issuance upon such exercise shall again become available for the granting of additional Options under the Plan.

          The maximum number of shares for which options may be granted to any Participant shall be limited to 2,100,000 shares per calendar year. For this purpose, an Option granted to a Participant shall be continued to be outstanding despite its cancellation, and the repricing of an Option shall be treated as the grant of a new option.

          SECTION 6. Option Price. The purchase price per share (the "Option Price") of the shares of Common Stock underlying each Option shall be determined in each case by the Board with respect to each specific Option but shall not be less than the Fair Market Value (as defined below) of such shares on the date of grant. In the event that the Company acquires another entity, the Board may authorize the issuance of Options ("Substitute Options") to the individuals performing services for the acquired entity in substitution of stock options previously granted to those individuals in connection with their performance of services for such entity upon such terms and conditions as the Board shall determine, taking into account the conditions of Code Section 424(a) in the case of a Substitute Option that is intended to be an Incentive Stock Option.

          Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

               (a) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date immediately prior to the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market. If there is no closing selling price for the Common Stock on the date immediately prior to the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

               (b) If the Common Stock is at the time listed on either the American Stock Exchange or the New York Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date immediately prior to the date in question on the stock exchange determined by the Board to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date immediately prior to the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

                                       3.

               (c) In the event the Common Stock is not traded on the Nasdaq National Market or listed on the American Stock Exchange or the New York Stock Exchange, the Fair Market Value shall be determined by the Board, after taking into account such factors as it deems appropriate.

          SECTION 7. Exercise of Options. Subject to all other provisions of the Plan, each Option shall be exercisable for the full number of shares of Common Stock subject thereto, or any part thereof, in five equal cumulative annual installments commencing one year after the date of grant (provided the Participant is employed by the Company at the time of vesting), or in such other installments and at such other intervals as the Board may in any specific case or cases otherwise specifically determine in granting such Option. The Board may not impose a vesting schedule upon the Option or shares of Common Stock subject to such Option which is more restrictive than twenty percent (20%) per year vesting, with the initial vesting to occur not later than one (1) year after the date of grant of the Option. However, such limitation shall not be applicable to any Option granted to individuals who are officers of the Company, directors or independent consultants. Each Option shall terminate and expire, and shall no longer be subject to exercise, ten years after the date of grant thereof, or at such earlier date as the Board may otherwise specifically determine in granting such Option. The Option shall be exercised by the Participant by giving written notice to the Company specifying the number of full shares to be purchased and accompanied by payment of the full purchase price therefor in cash, by check or in such other form of lawful consideration (including promissory notes or shares of Common Stock then held by the Participant) as the Board may approve from time to time.

          SECTION 8. Option. Each Option granted under the Plan shall be evidenced by a written stock option executed by the Company and delivered to the Participant, which shall be substantially in the form attached as Exhibit A hereto, or shall be in such other form as specified by the Board. Such stock option shall indicate whether such Option is to be an Incentive Stock Option or a Non-Statutory Stock Option and, if an Incentive Stock Option, shall contain terms and conditions permitting such Option to qualify for treatment as an incentive stock option under Section 422 of the Code.

          SECTION 9. Issuance of Common Stock. The Company's obligation to issue shares of Common Stock upon the exercise of an Option is expressly conditioned upon the making of such investment representations and related undertakings by the Participant (or his legal representative, heir or legatee, as the case may be) in order to comply with the requirements of any exemption from any securities law registration or other qualification of such shares which the Company in its sole discretion shall deem necessary or advisable. Such required representations and undertakings may include representations and agreements that such Participant (or his legal representative, heir or legatee):
(a) is purchasing such shares for investment and not with any present intention of selling or otherwise disposing thereof, and (b) agrees to have placed upon the face and reverse of any certificates evidencing such shares a legend setting forth (i) any representations and undertakings which such Participant has given to the Company or a reference

                                       4.

thereto, and (ii) that, prior to effecting any sale or other disposition of any such shares, the Participant must furnish to the Company an opinion of counsel, satisfactory to the Company and its counsel, to the effect that such sale or disposition will not violate the applicable requirements of state and federal laws and regulatory agencies.

          SECTION 10. Limited Transferability of Options. During the lifetime of a Participant, Options shall be exercisable only by the Participant and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the Participant's death in accordance with Section 13(b) hereof.

          SECTION 11. Recapitalization, Reorganization, Merger or Consolidation. If the outstanding shares of Common Stock of the Company are increased, decreased or exchanged for different securities through reorganization, merger, consolidation, recapitalization, reclassification, stock split, stock dividend or like capital adjustment, a proportionate adjustment shall be made (a) in the aggregate number of shares of Common Stock which may be issued pursuant to the exercise of Options under the Plan and the maximum number of shares for which options may be granted per Participant, as provided in
Section 5, and (b) in the number, price and kind of shares subject to any outstanding Option granted under the Plan.

          Upon the dissolution or liquidation of the Company or upon any reorganization, merger or consolidation in which the Company does not survive, the Plan and each outstanding Option shall terminate; provided that in such event: (a) each Participant to whom no Option has been tendered by the surviving corporation in accordance with all of the terms of clause (b) immediately below shall have the right until five days before the effective date of such dissolution or liquidation, or such merger or consolidation in which the Company is not the surviving corporation, to exercise in whole or in part any unexpired Option or Options issued to him, without regard to the installment provisions of Section 7 of the Plan or any option agreement; or (b) in its sole and absolute discretion, the surviving corporation may, but shall not be so obligated, tender to any Participant holding an Option, an option or options to purchase shares of the surviving corporation, and such new option or options shall contain such terms and provisions as shall be required to preserve substantially all of the rights and benefits of any Option then outstanding under the Plan. Each Participant shall be given written notice by the Company of any such proposed or contemplated dissolution, liquidation, reorganization, merger or consolidation at least thirty-five (35) days prior to the effective date thereof, which notice shall advise such Participant of the proposed dissolution, liquidation, reorganization, merger or consolidation and the rights of the Participant pursuant to this paragraph.

          To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as hereinbefore expressly provided in this Section 11, the Participant shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class, and the number or price of shares of Common Stock

                                       5.

subject to any Option shall not be affected by, and no adjustment shall be made by reason of, any dissolution, liquidation, reorganization, merger or consolidation, or any issue by the Company of shares of stock of any class, or rights to purchase or subscribe for stock of any class, or securities convertible into shares of stock of any class.

          The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications or changes in its capital or business structures or to merge, consolidate, dissolve or liquidate or to sell or transfer all or any part of its business or assets.

          SECTION 12. Rights as a Shareholder. A Participant holding an Option, or a transferee of an Option, shall have no rights as a shareholder with respect to any shares covered by his Option until the date of the issuance of a stock certificate to him for such shares, and no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as expressly provided in
Section 11.

          SECTION 13. Termination of Options. Each Option granted under the Plan shall set forth a termination date thereof, which date shall be not later than ten years from the date such Option is granted. Except as otherwise determined by the Board and set forth in the documents evidencing an Option, all Options shall terminate and expire upon the first to occur of the following events:

               (a) the expiration of 30 days from the date of such Participant's termination of employment (other than by reason of death), except that if the Participant is disabled (within the meaning of Section 22(e)(3) of the Internal Revenue Code) at the time of his termination of employment, the expiration of one year from the date of the Participant's termination of employment;

               (b) the expiration of 180 days from the date of the death of such Participant if his death occurs while he is employed by the Company or any of its subsidiaries; or

               (c) the termination of the Option pursuant to Section 11 of the Plan.

          The termination of employment of a Participant by death or otherwise shall not accelerate or otherwise affect the number of shares with respect to which an Option may be exercised, and the Option may only be exercised with respect to that number of shares which could have been purchased under the Option had the Option been exercised by the Participant on the date of such termination.

                                       6.

          For purposes of the above, in the case of Options granted to Participants who are directors of the Company or consultants or advisors to the Company, "employment" shall mean service as such director, consultant or advisor to the Company.

          SECTION 14. Withholding of Taxes. The Company shall deduct and withhold from the wages, salary, bonus and other income paid by the Company to the Participant the requisite tax upon the amount of taxable income, if any, recognized by the Participant in connection with the exercise in whole or in part of any Option or the sale of Common Stock issued to the Participant upon exercise of the Option, all as may be required from time to time under any federal or state tax laws and regulations. This withholding of tax shall be made from the Company's concurrent or next payment of wages, salary, bonus or other income to the Participant or by payment to the Company by the Participant of the required withholding tax, as the Board may determine.

          SECTION 15. Termination of Plan. The Plan shall terminate upon the earliest to occur of (i) December 31, 2003, (ii) the date on which all shares
--------
available for issuance under the Plan shall have been issued or (iii) the termination of all outstanding options in accordance with Section 11. However, the Board may in its absolute discretion terminate the Plan at any time. Should the Plan terminate on December 31, 2003, or by the Board in its absolute discretion, then all Option grants outstanding at that time shall continue to have force and effect in accordance with the provisions of the documents evidencing such grants.

          SECTION 16. Amendment of Plan. The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect the rights and obligations with respect to Options at the time outstanding under the Plan unless the Participant consents to such amendment or modification. In addition, certain amendments may require shareholder approval pursuant to applicable laws or regulations.

          As of April 26, 1999, the Plan was amended to effect the following changes (the "1999 Restatement") (i) increase the number of shares of Common Stock authorized for issuance over the term of the Plan by an additional 1,630,000 shares and (ii) increase the maximum number of shares any participant may receive under the Plan from 2,000,000 shares in the calender year in which a participant first commences service with the Company and 500,000 shares per any other calender year, to 2,100,000 shares per calendar year. The 1999 Restatement became effective immediately upon adoption by the Board.

          The 1999 Restatement is subject to shareholder approval at the 1999 Annual Meeting, and no option grants made on the basis of the 1,630,000-share increase shall become exercisable in whole or in part unless and until the 1999 Restatement is approved by the shareholders. Should such shareholder approval not be obtained at the 1999 Annual Meeting, then each option grant made pursuant to such 1,630,000-share increase shall terminate and cease to remain outstanding, and no further option grants shall be made on the basis of that share increase. However, the provisions of the Plan as in effect immediately prior to the 1999 Restatement shall automatically be reinstated, and option grants may thereafter continue to be made pursuant to the reinstated provisions of the Plan. All option grants made prior to the 1999 Restatement shall remain outstanding in accordance with the terms and conditions of the respective instruments evidencing those options, and nothing in the 1999 Restatement shall be deemed to modify or in any way affect those outstanding options. Subject to the foregoing limitations, the Plan Administrator may make option grants under the Plan at any time before the date fixed herein for the termination of the Plan.

                                       7.

          SECTION 17. Amendment of Options. The Board may modify an existing Option, including the right to (a) change the exercise price, (b) accelerate the right to exercise it, (c) extend or renew it, or (d) cancel it and issue a new Option. However, no modification may be made to an Option that would impair the rights of the Participant holding the Option without his consent. Whether a modification of an existing Incentive Stock Option will be treated as the issuance of a new Incentive Stock Option will be determined in accordance with the rules of Code Section 424(h). Whether a modification of an existing Option granted to an Insider will be treated as a new grant for purposes of Section 16 of the Securities Exchange Act of 1934 will be determined in accordance with Rule 16b-3.

          SECTION 18. Financial Reports. The Company shall deliver a balance sheet and an income statement at least annually to each individual holding an outstanding Option, unless such individual is a key Employee whose duties in connection with the Company or Subsidiary assure such individual access to equivalent information.

                                       8.

                                  RULES OF THE
                           TRIKON TECHNOLOGIES, INC.
                           (UNITED KINGDOM COMPANIES)

                              SHARE OPTION SCHEME
                              -------------------

          1.   DEFINITIONS
               -----------

               1.1 In these Rules the following words and expressions shall have the following meanings:

               "Announcement Date" the date on which the annual or half-yearly results of the Company are announced.

               "Appropriate Period" the meaning given in Paragraph 15(2) of
Schedule 9.

               "Approval Date" the date on which the Scheme is approved by the Board of Inland Revenue under Schedule 9.

               "Associated Company" has the same meaning in Section 416 of ICTA 1988.

               "Auditors" the auditors for the time being of the Company (acting as experts and not as arbitrators).

               "Board" the Board of Directors of the Company or, except in Rule 10.4, a duly constituted committee thereof.

               "Company" Trikon Technologies, Inc.

               "Control" has the same meaning as in Section 840 of ICTA 1988.

               "Dealing Day" a day on which the stock exchange is open for the transaction of business.

               "Date of Grant" the date on which an Option is, was, or is to be granted under the Scheme.

               "Eligible Employee" any director of any Participating Company who is required to devote to his duties not less than 25 hours per week (excluding meal breaks) or any employee (other than one who is a director) of any Participating Company, provided that the director or employee is not precluded by paragraph 8 of Schedule 9 from participating in the Scheme.

                                       9.

               "ICTA 1988" The Income and Corporation Taxes Act 1988.

               "Market Value" on any date the closing selling price of a Share on the Dealing Day immediately prior to the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market, or if not then traded on the Nasdaq National Market, as such price is reported by the stock exchange on which the Shares are listed. If there is no closing selling price immediately prior to the date in question, then Market Value shall be the closing selling price on the last preceding date for which such quotation exists. (Provided that if the Dealing Day does not fall within the period specified in Rule 2, on any date the market value of a Share determined in accordance with the provisions of Part VIII of the Taxation of Chargeable Gains Act 1992 and agreed for the purposes of the Scheme with the Inland Revenue Shares Valuation Division on or before that day.)

               "Option" a right to acquire Shares granted (or to be granted) in accordance with the Rules of this Scheme.

               "Option Holder" an individual to whom an Option has been granted or his personal representatives.

               "Participating Company" the Company and any other company of which the Company has Control and which is for the time being nominated by the Board to be a Participating Company.

               "Schedule 9" Schedule 9 ICTA 1988.

               "Scheme" the employee share option scheme constituted and governed by these rules as from time to time amended.

               "Share" a share of Common Stock of the Company which satisfies the conditions specified in paragraphs 10-14 inclusive of Schedule 9.

               "Subscription Price" the price at which each Share subject to an Option may be acquired on the exercise of that Option determined in accordance with Rule 2.

               "Subsisting Option" an option which has neither lapsed nor been exercised.

               1.2 Where the context so admits the singular shall include the plural and vice versa and the masculine shall include the feminine.

               1.3 Any reference in the Scheme to any enactment includes a reference to that enactment as from time to time modified, extended or re-enacted.

                                      10.

          2.  INVITATION TO APPLY FOR OPTIONS

              2.1 At any time or times within a period of four weeks after an Announcement Date or the Approval Date, and in any case not earlier than the Approval Date nor later than the tenth anniversary thereof, the Board may in its absolute discretion select any number of individuals who may at the intended Date of Grant be Eligible Employees and invite them to apply for the grant of Options to acquire Shares in the Company.

              2.2  Each invitation shall specify:

                   i) the date (being neither earlier than 7 nor later than 14 days after the issue of the invitation) by which an application must be made,

                   ii) the maximum number of Shares over which that individual may on that occasion apply for an Option, being determined at the absolute discretion of the Board save that it shall not be so large that the grant of the Option over that number of Shares would cause the limit specified in Rule 5.1 to be exceeded, and

                   iii) the Subscription Price at which Shares may be acquired on the exercise of any Option granted in response to the application.

              2.3 Each invitation shall be accompanied by an application in such form, not inconsistent with these Rules, as the Board may determine.

              2.4  i)   The Subscription Price shall not be less than the
                        nominal value of a Share, and

                   ii) Subject to Rule 8, the Subscription Price shall not be less than the Market Value of a Share on the day the invitation to apply for an Option was issued pursuant to Rule 2.1.

          3.  APPLICATIONS FOR OPTIONS

              3.1 Not later than the date specified in the invitation each Eligible Employee to whom an invitation has been issued in accordance with Rule 2 above may apply to the Board, using the application form supplied, for an Option over a number of Shares not exceeding the number specified in the invitation.

                                      11.

               3.2 Each application shall be accompanied by a payment of (Pounds)1 in consideration for the Option to be granted.

          4.   GRANT OF OPTIONS

               4.1 Not later than the twenty-first day following the issue of invitations the Board may grant to each applicant who is still an Eligible Employee an Option over the number of Shares specified in his application.

               4.2 As soon as possible after Options have been granted the Board shall issue an option certificate in respect of each Option in such form, not inconsistent with these Rules, as the Board may determine.

               4.3 No Option may be transferred, assigned or charged and any purported transfer, assignment or charge shall cause the Option to lapse forthwith. Each option certificate shall carry a statement to this effect.

          5.   LIMITATIONS ON GRANTS

               5.1 Any option granted to an Eligible Employee shall be limited to take effect so that the aggregate Market Value of Shares subject to that Option, when aggregated with the Market Value of shares subject to Subsisting Options, shall not exceed (Pounds) 30,000.

               5.2  For the purposes of Rule 5.1:

                    i) Options shall include all Options granted under this Scheme and all options granted under any other scheme, not being a savings-related share option scheme, approved under Schedule 9 and established by the Company or any Associated Company thereof.

                    ii) The Market Value of shares shall be calculated as at
                        the time the Options in relation to those shares were granted or such earlier time as may have been agreed in writing with the Board of Inland Revenue.

          6.   EXERCISE OF OPTIONS

               6.1 Subject to Rule 9 below and provided always that at all times the Option has not lapsed it may be exercised in whole or in part in five
(5) equal cumulative annual installments commencing one year after the Date of Grant or in such other installments and/or at such other intervals as may be specified in the invitation to apply for the grant of the Option.

                                      12.

               6.2  An Option shall lapse on the latest of the following events:

                    i) the Option Holder ceasing to be employed by a Participating Company; and, the earliest of:

                    ii) the tenth anniversary of the Date of Grant, or such shorter period as may be specified in the invitation to apply for the grant of the Option,

                    iii) the expiration of 180 days from the Option Holder's death if his death occurs while he is employed by any Participating Company,

                    iv) the expiration of 30 days following the Option Holder ceasing to be a director or employee of any Participating Company, other than by reason of his death, except that if Option Holder is disabled at the time he ceases to be a director or employee, the expiration of one year from the date of termination,

                    v) unless a release has been effected under Rule 7.4, six months after the Option has become exercisable in accordance with Rule 7, and

                    vi)   the Option Holder being adjudicated bankrupt.

               6.3 The termination of Employment of an Option Holder by death or otherwise shall not accelerate or otherwise affect the number of Shares with respect to which an Option may be exercised, and the Option may only be exercised with respect to that number of Shares which could have been purchased under the Option had the Option been exercised by the Option Holder on the date of such termination.

          7.   TAKEOVERS AND LIQUIDATIONS

               7.1 If any person obtains Control of the Company as a result of making:

                    i) a general offer to acquire the whole of the issued share capital of the Company which is made on a condition such that if it is satisfied the person making the offer will have Control of the Company, or

                    ii) a general offer to acquire all the shares in the Company which are of the same class as the Shares,

                                      13.

then any Subsisting Option may subject to Rule 7.4 below be exercised within six months of the time when the person making the offer has obtained Control of the Company and any condition subject to which the offer is made has been satisfied.

               7.2 If under Section 425 of the Companies Act 1985 or any provisions of United States law having similar effect the Court sanctions a compromise or arrangement proposed for the purposes of or in connection with a scheme for the reconstruction of the Company or its amalgamation with any other company or companies, any Subsisting Option may subject to Rule 7.4 below be exercised within six months of the Court sanctioning the compromise or arrangement.

               7.3 If any person becomes bound or entitled to acquire shares in the Company under Section 428 to 430 of the said Act of 1985 or Articles 421 to 423 of the said Order of 1986 or any provisions of United States law having similar effect any Subsisting Option may subject to Rule 7.4 below be exercised at any time when that person remains so bound or entitled.

               7.4 If as a result of the events specified in Rules 7.1 or 7.2 a company has obtained Control of the Company, or if a company has become bound or entitled as mentioned in Rule 7.3, the Option Holder may, by agreement with that other company (the "Acquiring Company"), within the Appropriate Period, release each Subsisting Option (the "Old Option") for an option (the "New Option") which satisfies the conditions that it:

                    i) is over shares in the Acquiring Company or some other company falling within paragraph (b) or paragraph (c) of Paragraph 10, Schedule 9 which satisfy the conditions specified in Paragraphs 10 to 14 inclusive of Schedule 9.

                    ii) is a right to acquire such number of such shares as has on acquisition of the New Option an aggregate Market Value equal to the aggregate Market Value of the shares subject to the Old Option on its release,

                    iii) has a subscription price per share such that the
                         aggregate price payable on the complete exercise equals the aggregate price which would have been payable on complete exercise of the Old Option, and

                    iv)  is otherwise identical in terms to the Old Option.

          The New Option shall, for all other purposes of this scheme, be treated as having been acquired at the same time as the Old Option.

                                      14.

          Where any New Options are granted pursuant to this clause 7.4, Rules 4.3, 6, 7, 8, 9, 10.1 and 10.3 to 10.6 shall, in relation the New Options, be construed as if references to the Company and to the Shares were references to the Acquiring Company or, as the case may be, to the other company to whose shares the New Options relate, and to the shares in that other company, but reference to Participating Company shall continue to be construed as if references to the Company were references to Trikon Technologies, Inc.

               7.5 If the Company passes a resolution for voluntary winding up, any Subsisting Option may be exercised within six months of the passing of the resolution.

               7.6 For the purposes of this Rule 7, other than Rule 7.4, a person shall be deemed to have obtained Control of a Company if he and others acting in concert with him have together obtained Control of it.

               7.7 The exercise of an Option pursuant to the preceding provisions of this Rule 7 shall be subject to the provisions of the Rule 9 below.

               7.8 Where in accordance with Rule 7.4 Subsisting Options are released and New Options granted the New Options shall not be exercisable in accordance with Rule 7.1, 7.2 and 7.3 above by virtue of the event by reason of which the New Options were granted.

          8.   VARIATION OF SHARE CAPITAL

               In the event of any variation of the share capital of the Company by way of capitalization or rights issue, consolidation, subdivision or reduction of capital or otherwise, the number of Shares subject to any Option and the Subscription Price for each of those Shares shall be adjusted in such manner as the Auditors confirm in writing to be fair and reasonable provided that:

               i) the aggregate amount payable on the exercise of an Option in full is not increased,

               ii) the Subscription Price for a Share is not reduced below its nominal value,

               iii) no adjustment shall be made without the prior approval of the Board of Inland Revenue, and

               iv) following the adjustment the Shares continue to satisfy the conditions specified in paragraphs 10 to 14 inclusive of
                     Schedule 9.

                                      15.

          9.   MANNER OF EXERCISE OF OPTIONS

               9.1 No Option may be exercised by an individual at any time when he is precluded by paragraph 8 of Schedule 9 from participating in the Scheme.

               9.2 No Option may be exercised at any time when the shares which may be thereby acquired do not satisfy the conditions specified in paragraphs 10-14 of Schedule 9.

               9.3 An Option shall be exercised by the Option Holder giving notice to the Company in writing of the number of Shares in respect of which he wishes to exercise the Option accompanied by the appropriate payment and the relevant option certificate and shall be effective on the date of its receipt by the Company.

               9.4 Shares shall be allotted and issued or transferred pursuant to a notice of exercise within 30 days of the date of exercise and a definitive share certificate issued to the Option Holder in respect thereof. Save for any rights determined by reference to a date preceding the date of allotment or transfer, such Shares shall rank pari passu with the other shares of the same class in issue at the date of allotment.

               9.5 When an Option is exercised only in part, the balance shall remain exercisable on the same terms as originally applied to the whole Option and a new option certificate shall be issued accordingly by the Company as soon as possible after the partial exercise.

          10.  ADMINISTRATION AND AMENDMENT

               10.1 The Scheme shall be administered by the Board whose decision on all disputes shall be final.

               10.2 The Board may from time to time amend these Rules provided that:

                    i) no amendment may materially affect an Option Holder as regards an Option granted prior to the amendment being made,

                    ii) no amendment may be made which would make the terms on which Options may be granted materially more generous without the prior approval of the Company in general meeting, and

                                      16.

                    iii) no amendment shall have effect until approved by the
                         Board of Inland Revenue.

               10.3 The cost of establishing and operating the Scheme shall be home by the Participating Companies in such proportions as the Board shall determine.

               10.4 The Board may establish a committee consisting of not less than three Board members to whom any or all of its powers in relation to the Scheme may be delegated. The Board may at any time dissolve the Committee, alter its constitution or direct the manner in which it shall act.

               10.5 Any notice or other communication under or in connection with the Scheme may be given by the Company either personally or by post and to the Company either personally or by post to the secretary; items sent by post shall be prepaid and shall be deemed to have been received 72 hours after posting.

               10.6 The Company shall at all times keep available sufficient authorized and unissued Shares or shall otherwise procure that sufficient issued Shares are available for transfer to satisfy the exercise to the full extent still possible of all Options which have neither lapsed nor been fully exercised, taking account of any other obligations of the Company to issue unissued Shares.

                                      17.

LOGO

COMMON STOCK PROXY

                           TRIKON TECHNOLOGIES, INC.
                 ANNUAL MEETING OF SHAREHOLDERS, JUNE 14, 1999
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                           TRIKON TECHNOLOGIES, INC.

THIS PROXY IS ONLY TO BE USED TO VOTE SHARES OF COMMON STOCK, NO PAR VALUE PER SHARE ("COMMON STOCK"), OF TRIKON TECHNOLOGIES, INC. IT IS NOT TO BE USED TO VOTE SHARES OF SERIES H PREFERRED STOCK, NO PAR VALUE PER SHARE ("SERIES H PREFERRED STOCK"), OF TRIKON TECHNOLOGIES, INC. HOLDERS OF SERIES H PREFERRED STOCK SHOULD COMPLETE THE SERIES H PREFERRED STOCK PROXY INCLUDED IN THESE MATERIALS. HOLDERS OF COMMON STOCK AND PREFERRED STOCK SHOULD COMPLETE THIS PROXY TO VOTE THEIR SHARES OF COMMON STOCK AND THE SERIES H PREFERRED STOCK PROXY INCLUDED IN THESE MATERIALS TO VOTE THEIR SHARES OF PREFERRED STOCK.

     The undersigned revokes all previous proxies, acknowledges receipt of the notice of Annual Meeting of Shareholders to be held on June 14, 1999 and the proxy statement, and appoints Christopher D. Dobson and Nigel Wheeler or either of them the proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of Trikon Technologies, Inc. that the undersigned is entitled to vote, either on his or her own behalf or on behalf of an entity or entities, at the 1999 Annual Meeting of Shareholders of the Company to be held at the Michelangelo Hotel located at 152 West 51st Street, New York, New York 10019, on June 14, 1999 at 9:00 a.m., and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this proxy shall be voted in the manner set forth below.

1. TO ELECT FOUR DIRECTORS TO SERVE UNTIL THE NEXT ANNUAL MEETING OF SHAREHOLDERS AND UNTIL THEIR SUCCESSORS HAVE BEEN ELECTED AND QUALIFIED, TO BE ELECTED BY THE HOLDERS OF COMMON STOCK.

_____ FOR all nominees listed below (except as marked to the contrary below).
      Nominees:  Christopher D. Dobson
                 Nigel Wheeler
                 Richard M. Conn
                 Lawrence D. Lenihan, Jr.

_____ WITHHELD AUTHORITY to vote for all nominees listed below.

TO WITHHOLD AUTHORITY TO VOTE for any nominee or nominees, write the name of such nominee or nominees below:


___________________________________

___________________________________

3. TO APPROVE AN AMENDMENT TO THE COMPANY'S SEVENTH RESTATED ARTICLES OF INCORPORATION TO EFFECTUATE A ONE-FOR-TEN REVERSE STOCK SPLIT OF ALL OUTSTANDING SHARES OF COMMON STOCK OF THE COMPANY.

____ FOR      ____ AGAINST        ____ABSTAIN

4. TO APPROVE AN AMENDMENT TO THE COMPANY'S 1991 STOCK OPTION PLAN TO (i) INCREASE THE NUMBER OF SHARES OF COMMON STOCK THAT MAY BE ISSUED UNDER SUCH PLAN FROM 8,870,000 TO 10,500,000 SHARES AND (ii) INCREASE THE LIMIT ON THE MAXIMUM NUMBER OF SHARES FOR WHICH ANY ONE INDIVIDUAL MAY BE GRANTED STOCK OPTIONS PER CALENDER YEAR TO 2,100,000 SHARES OF COMMON STOCK.

____ FOR      ____ AGAINST        ____ABSTAIN

5. TO RATIFY THE SELECTION OF ERNST & YOUNG AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1999.

____ FOR      ____ AGAINST        ____ABSTAIN

6. IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDERS, TO ACT UPON ALL MATTERS INCIDENT TO THE CONDUCT OF THE MEETING AND UPON OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

     The Board of Directors recommends a vote FOR the directors listed above in Proposal 1 and a vote FOR all other proposals. This Proxy, when properly executed, will be voted as specified above. If no specification is made, this Proxy will be voted FOR the election of the directors listed above in Proposal 1 and FOR all other proposals.

                              MARK HERE FOR ADDRESS
                              CHANGE AND NOTE BELOW

     Please sign your name exactly as it appears hereon. If acting as an attorney, executor, trustee, or in other representative capacity, sign name and title.

                              Signature:_________________________

                              Date:______________________________

                              Signature:_________________________

                              Date:______________________________

LOGO

SERIES H PREFERRED STOCK PROXY

                           TRIKON TECHNOLOGIES, INC.
                 ANNUAL MEETING OF SHAREHOLDERS, JUNE 14, 1999
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                           TRIKON TECHNOLOGIES, INC.

THIS PROXY IS ONLY TO BE USED TO VOTE SHARES OF SERIES H PREFERRED STOCK, NO PAR VALUE PER SHARE ("SERIES H PREFERRED STOCK"), OF TRIKON TECHNOLOGIES, INC. IT IS NOT TO BE USED TO VOTE SHARES OF COMMON STOCK, NO PAR VALUE PER SHARE ("COMMON STOCK"), OF TRIKON TECHNOLOGIES, INC. HOLDERS OF COMMON STOCK SHOULD COMPLETE THE COMMON STOCK PROXY INCLUDED IN THESE MATERIALS. HOLDERS OF COMMON STOCK AND PREFERRED STOCK SHOULD COMPLETE THIS PROXY TO VOTE THEIR SHARES OF SERIES H PREFERRED STOCK AND THE COMMON STOCK PROXY INCLUDED IN THESE MATERIALS TO VOTE THEIR SHARES OF COMMON STOCK.

The undersigned revokes all previous proxies, acknowledges receipt of the notice of Annual Meeting of Shareholders to be held on June 14, 1999 and the proxy statement, and appoints Christopher D. Dobson and Nigel Wheeler or either of them the proxy of the undersigned, with full power of substitution, to vote all shares of Series H Preferred Stock of Trikon Technologies, Inc. that the undersigned is entitled to vote, either on his or her own behalf or on behalf of an entity or entities, at the 1998 Annual Meeting of Shareholders of the Company to be held at the Michelangelo Hotel located at 152 West 51st Street, New York, New York 10019, on June 14, 1999 at 9:00 a.m., and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this proxy shall be voted in the manner set forth below.

2. TO ELECT A DIRECTOR TO SERVE UNTIL THE NEXT ANNUAL MEETING OF SHAREHOLDERS AND UNTIL HIS SUCCESSOR HAS BEEN ELECTED AND QUALIFIED, TO BE ELECTED BY THE HOLDERS OF THE SERIES H PREFERRED STOCK:

________ FOR the nominee listed below.
         Nominee:  Stephen N. Wertheimer

________ WITHHELD AUTHORITY to vote for the nominee listed above.

6. IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDERS, TO ACT UPON ALL MATTERS INCIDENT TO THE CONDUCT OF THE MEETING AND UPON OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OF POSTPONEMENTS THEREOF.

     The Board of Directors recommends a vote FOR the directors listed above in Proposal 2 and a vote FOR all other proposals. This Proxy, when properly executed, will be voted as specified above. If no specification is made, this Proxy will be voted FOR the election of the directors listed above in Proposal 2 and FOR all other proposals.

                              MARK HERE FOR ADDRESS
                              CHANGE AND NOTE BELOW

     Please sign your name exactly as it appears hereon. If acting as an attorney, executor, trustee, or in other representative capacity, sign name and title.

                              Signature:______________________

                              Date:___________________________

                              Signature:______________________

                              Date:___________________________